                                                                     EXHIBIT 4.1

================================================================================

                             VENTURE HOLDINGS TRUST,
                                  VEMCO, INC.,
                              VEMCO LEASING, INC.,
                         VENTURE INDUSTRIES CORPORATION,
                          VENTURE HOLDINGS CORPORATION,
                            VENTURE LEASING COMPANY,
                     VENTURE MOLD & ENGINEERING CORPORATION

                                       AND

                            VENTURE SERVICE COMPANY,

                                    ISSUERS,

                                       AND


                          ---------------------------,

                                     TRUSTEE



                                ----------------




                                    INDENTURE



                            Dated as of July 1, 1997




                          The Huntington National Bank


                                  $205,000,000


                          9 1/2% Senior Notes due 2005



================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                 INDENTURE
SECTION                                                                SECTION
-------                                                                -------
310(a)(1) ...............................................................   7.10
   (a)(2) ...............................................................   7.10
   (a)(3) ...............................................................   N.A.
   (a)(4) ...............................................................   N.A.
   (a)(5) ...............................................................   7.10
   (b)    ...............................................................   7.8;
          ...............................................................   7.10;
          ...............................................................   12.2
   (c)    ...............................................................   N.A.
311(a)    ...............................................................   7.11
   (b)    ...............................................................   7.11
   (c)    ...............................................................   N.A.
312(a)    ...............................................................   2.5
   (b)    ...............................................................   12.3
   (c)    ...............................................................   12.3
313(a)    ...............................................................   7.6
   (b)(1) ...............................................................   N.A.
   (b)(2) ...............................................................   7.6
   (c)    ...............................................................   7.6;
          ...............................................................   12.2
   (d)    ...............................................................   7.6
314(a)    ...............................................................   4.7;
          ...............................................................   4.6
   (b)    ...............................................................   N.A.
   (c)(1) ...............................................................   2.2;
          ...............................................................   7.2;
          ...............................................................   12.4
   (c)(2) ...............................................................   7.2;
          ...............................................................   12.4
   (c)(3) ...............................................................   N.A
   (d)    ...............................................................   N.A
   (e)    ...............................................................   12.5
   (f)    ...............................................................   N.A.
315(a)    ...............................................................   7.1(b)
   (b)    ...............................................................   7.5;
          ...............................................................   7.6;
          ...............................................................   12.2
   (c)    ...............................................................   7.1(a)

  TIA                                                                    INDENTURE
SECTION                                                                   SECTION
-------                                                                   -------

   (d)         ......................................................      7.2;
               ......................................................      6.11;
               ......................................................      7.1(c)
   (e)         ......................................................      6.14
316(a)(last sentence)................................................      2.9
   (a)(1)(A)   ......................................................      6.11
   (a)(1)(B)   ......................................................      6.12
   (a)(2)      ......................................................      N.A.
   (b)         ......................................................      6.12;
               ......................................................      6.8
317(a)(1)      ......................................................      6.3
   (a)(2)      ......................................................      6.4
   (b)         ......................................................      2.4
318(a)         ......................................................      12.1

------------------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                    PAGE

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions.......................................  1
Section 1.2       Incorporation by Reference of TIA................. 24
Section 1.3       Rules of Construction............................. 24

                                   ARTICLE II
                                 THE SECURITIES

Section 2.1       Form and Dating................................... 25
Section 2.2       Execution and Authentication...................... 25
Section 2.3       Registrar and Paying Agent........................ 26
Section 2.4       Paying Agent to Hold Assets in Trust.............. 27
Section 2.5       Securityholder Lists.............................. 27
Section 2.6       Transfer and Exchange............................. 28
Section 2.7       Replacement Securities............................ 34
Section 2.8       Outstanding Securities............................ 35
Section 2.9       Treasury Securities............................... 35
Section 2.10      Temporary Securities.............................. 35
Section 2.11      Cancellation...................................... 36
Section 2.12      Defaulted Interest................................ 36
Section 2.13      CUSIP Numbers..................................... 36

                                   ARTICLE III
                                   REDEMPTION

Section 3.1       Right of Redemption............................... 37
Section 3.2       Notices to Trustee................................ 37
Section 3.3       Selection of Securities to Be Redeemed............ 38
Section 3.4       Notice of Redemption.............................. 38
Section 3.5       Effect of Notice of Redemption.................... 39
Section 3.6       Deposit of Redemption Price....................... 40
Section 3.7       Securities Redeemed in Part....................... 40

                                   ARTICLE IV
                                    COVENANTS

Section 4.1       Payment of Securities............................. 41

                                                                            PAGE

Section 4.2       Maintenance of Office or Agency............................ 41
Section 4.3       Limitation on Restricted Payments.......................... 42
Section 4.4       Corporate Existence........................................ 47
Section 4.5       Payment of Taxes and Other Claims.......................... 47
Section 4.6       Compliance Certificate; Notice of Default.................. 47
Section 4.7       Reports.................................................... 48
Section 4.8       Waiver of Stay, Extension or Usury Laws.................... 49
Section 4.9       Limitation on Transactions with Affiliates................. 49
Section 4.10      Limitation on Incurrence of Additional Indebtedness and
                  Disqualified Capital Stock................................. 50
Section 4.11      Limitation on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries..................................... 51
Section 4.12      Limitation on Liens Securing Indebtedness.................. 52
Section 4.13      Limitation on Sale of Assets and Subsidiary Stock.......... 53
Section 4.14      Limitation on Lines of Business............................ 58
Section 4.15      Limitation on Status as Investment Company................. 58
Section 4.16      Future Subsidiary Guarantors............................... 58
Section 4.17      Payment for Consent........................................ 58
Section 4.18      Corporate Opportunities.................................... 58
Section 4.19      Limitation on Amendments to Agreements..................... 59

                                    ARTICLE V
                              SUCCESSOR CORPORATION

Section 5.1       Limitation on Merger, Sale or Consolidation................ 60
Section 5.2       Successor Corporation Substituted.......................... 62

                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

Section 6.1       Events of Default.......................................... 62
Section 6.2       Acceleration of Maturity Date; Rescission and
                  Annulment.................................................. 64
Section 6.3       Collection of Indebtedness and Suits for Enforcement by
                  Trustee.................................................... 66
Section 6.4       Trustee May File Proofs of Claim........................... 67
Section 6.5       Trustee May Enforce Claims Without Possession of
                  Securities................................................. 67
Section 6.6       Priorities................................................. 68
Section 6.7       Limitation on Suits........................................ 68

                                                                            PAGE

Section 6.8       Unconditional Right of Holders to Receive Principal,
                  Premium and Interest....................................... 69
Section 6.9       Rights and Remedies Cumulative............................. 70
Section 6.10      Delay or Omission Not Waiver............................... 70
Section 6.11      Control by Holders......................................... 70
Section 6.12      Waiver of Past Default..................................... 70
Section 6.13      Undertaking for Costs...................................... 71
Section 6.14      Restoration of Rights and Remedies......................... 71

                                   ARTICLE VII
                                     TRUSTEE

Section 7.1       Duties of Trustee.......................................... 72
Section 7.2       Rights of Trustee.......................................... 73
Section 7.3       Individual Rights of Trustee............................... 74
Section 7.4       Trustee's Disclaimer....................................... 74
Section 7.5       Notice of Default.......................................... 75
Section 7.6       Reports by Trustee to Holders.............................. 75
Section 7.7       Compensation and Indemnity................................. 75
Section 7.8       Replacement of Trustee..................................... 76
Section 7.9       Successor Trustee by Merger, Etc........................... 77
Section 7.10      Eligibility; Disqualification.............................. 78
Section 7.11      Preferential Collection of Claims against Issuers.......... 78

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1       Option to Effect Legal Defeasance or Covenant
                  Defeasance................................................. 78
Section 8.2       Legal Defeasance and Discharge............................. 78
Section 8.3       Covenant Defeasance........................................ 79
Section 8.4       Conditions to Legal or Covenant Defeasance................. 79
Section 8.5       Deposited Cash and U.S. Government Obligations to Be Held
                  in Trust; Other Miscellaneous Provisions................... 81
Section 8.6       Repayment to Issuers....................................... 81
Section 8.7       Reinstatement.............................................. 82

                                                                            PAGE

                                   ARTICLE IX
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1       Supplemental Indentures Without Consent of Holders......... 83
Section 9.2       Amendments, Supplemental Indentures and Waivers with
                  Consent of Holders......................................... 84
Section 9.3       Compliance with TIA........................................ 85
Section 9.4       Revocation and Effect of Consents.......................... 85
Section 9.5       Notation on or Exchange of Securities...................... 86
Section 9.6       Trustee to Sign Amendments, Etc............................ 87

                                    ARTICLE X
                           RIGHT TO REQUIRE REPURCHASE

Section 10.1      Repurchase of Securities at Option of the Holder upon
                  Change of Control......................................... 87

                                   ARTICLE XI
                                   GUARANTEES

Section 11.1      Guarantees................................................. 90
Section 11.2      Execution and Delivery of Guarantee........................ 92
Section 11.3      Certain Bankruptcy Events.................................. 92
Section 11.4      Release of Guarantors and Certain Issuers.................. 92

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1      TIA Controls............................................... 93
Section 12.2      Notices.................................................... 93
Section 12.3      Communications by Holders with Other Holders............... 94
Section 12.4      Certificate and Opinion as to Conditions Precedent......... 94
Section 12.5      Statements Required in Certificate or Opinion.............. 95
Section 12.6      Rules by Trustee, Paying Agent, Registrar.................. 95
Section 12.7      Legal Holidays............................................. 95
Section 12.8      Governing Law.............................................. 96
Section 12.9      No Adverse Interpretation of Other Agreements.............. 96
Section 12.10     No Recourse Against Others................................. 96
Section 12.11     Successors................................................. 96

                                                                            PAGE

Section 12.12     Duplicate Originals........................................ 97
Section 12.13     Severability............................................... 97
Section 12.14     Table of Contents, Headings, Etc........................... 97

                                    SCHEDULES

                  Schedule 1 - Restriction on Dividends


                                    EXHIBITS

                  Exhibit A -   Form of Note
                  Exhibit B -   Form of Guarantee
                  Exhibit C-1 - Form of Tax Opinion
                  Exhibit C-2 - Form of Tax Opinion

            INDENTURE, dated as of July ___, 1997, among Venture Holdings Trust, a grantor trust organized under the laws of Michigan (the "Trust"), Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company, each a Michigan Corporation (each an "Issuer" and, together with the Trust, the "Issuers") and The Huntington National Bank, a national banking association, as Trustee.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuers' 9 1/2% Senior Notes due 2005:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1 Definitions.

            "Acceleration Notice" shall have the meaning specified in Section
6.2.

            "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Trust, including by designation, or is merged or consolidated into or with the Trust or one of its Subsidiaries; provided, however, that Indebtedness of such person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such person becomes or merges with or into a Subsidiary of the Company shall not be Acquired Indebtedness.

            "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person or line of business of such person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

            "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trust. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that, with respect to an ownership interest in the Trust and its Subsidiaries a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

            "Affiliate Transaction" shall have the meaning specified in Section 4.9.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Asset Sale" shall have the meaning specified in Section 4.13.

            "Asset Sale Offer" shall have the meaning specified in Section 4.13.

            "Asset Sale Offer Amount" shall have the meaning specified in
Section 4.13.

            "Asset Sale Offer Price" shall have the meaning specified in Section 4.13.

            "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such security or instrument and (b) the amount of each such respective principal payment by (ii) the sum of all such principal payments.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

            "Beneficiary" means (i) any beneficiary of the Trust while it is a trust or (ii) any shareholder of a successor corporation to the Trust after a Trust Contribution.

            "Board of Directors" means (A) either the board of directors or managers of any Issuer or Subsidiary, as the case may be, or any duly authorized committee of either such board and (B), in the case of the Trust, the Special Advisor of the Trust; provided that (i), in the event the Special Advisor's rights, duties and powers are assumed by the Successor Special Advisor Group, "Board of Directors" means the Successor Special Advisor Group of the Trust and
(ii), in the event the Trust is reorganized as a corporation or a Trust Contribution shall occur, "Board of Directors" means the board of directors of the successor corporation.

            "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

            "Business Opportunity" shall have the meaning specified in Section 4.18.

            "Capital Stock" means, with respect to any person, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that person or any trust beneficiary interests.

            "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

            "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

            "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250 million, or (iii) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., or (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, or (v) any money market deposit accounts including those of the Trustee issued or offered by a domestic commercial bank having capital and surplus in excess of $250 million, or (vi) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (i), (ii) and (iii) above and in the case of (i), (ii), and (iii) maturing within one year after the date of acquisition.

            "Change of Control" means (i) any merger or consolidation of the Trust with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Trust, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities and the Excluded Persons "beneficially own" a lesser percentage and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of such directors, managers or trustees, as applicable, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the total voting power in the aggregate of all classes of Capital Stock of the Trust then outstanding normally entitled to vote in elections of directors, managers or trustees and the Excluded Persons "beneficially own" a lesser percentage and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of such directors, managers or trustees, as applicable, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Trust (together with any new directors whose election by such Board or whose nomination for election by the equity holders of the Trust, (A) with respect to Venture Holdings Trust was made pursuant to the terms of the Venture Trust Instrument, and (B) with respect to Venture Holdings Corporation or another successor to the Trust, or their respective successors, after the occurrence of a Trust Contribution, (x) was approved by the Beneficiary of Venture Holdings Trust on or before the date of the Trust Contribution, or (y) was approved by a majority of the directors of the Trust whose appointment, election or nomination to the Board of Directors was approved in accordance with the preceding clause (x) or by this clause (y)) cease for any reason to constitute a majority of the Board of Directors of the Trust then in office. Notwithstanding anything in this definition to the contrary, a "Change of Control" shall not be deemed to have occurred solely as a result of a transaction pursuant to which the Trust is reorganized or reconstituted as a corporation or a Trust Contribution occurs in accordance with the provisions described under Article V and no event which is otherwise a "Change of Control" above shall have occurred.

            "Change of Control Offer" shall have the meaning specified in
Section 10.1.

            "Change of Control Purchase Date" shall have the meaning specified in Section 10.1.

            "Change of Control Purchase Price" shall have the meaning specified in Section 10.1.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Compensation" means any compensation which would be required to be disclosed pursuant to Item 402 of Regulation S-K of the Commission, but excluding the granting of restricted stock awards, stock options and SARs required to be disclosed in columns (f) and (g) of the Summary Compensation Table of such Item.

            "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a Pro Forma Basis, of
(a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period.

            "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income and Michigan single business tax expense, (ii) consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary, (iii) other non-cash charges of such person and its Subsidiaries reducing Consolidated Net Income for such period, (iv) Consolidated Fixed Charges and (v) Trust Tax Distributions.

            "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries for such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the product of (x) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries) and (y) one minus the then current effective consolidated federal, state and local tax rate, of such person, expressed as a decimal. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by such person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses, net of taxes, which are extraordinary (as determined in accordance with GAAP) and any gains or losses, net of taxes and fees and expenses, from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock, (b) the net income of any person, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (e) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan, or (f) Trust Tax Distributions, to the extent not already deducted.

            "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity or trust principal of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person, other than in connection with its acquisition, subsequent to the Issue Date, and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

            "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

            "Credit Agreement" means the credit agreement dated August 26, 1996, as amended, by and among the Trust, certain of its subsidiaries, certain financial institutions and NBD Bank, as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, restructured, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the following provisos, irrespective of any changes in the terms and conditions thereof; provided that the aggregate principal amount of Indebtedness outstanding at any time does not exceed the greater of (i) $200 million or (ii) the sum of 85% of the net book value of accounts receivable and 60% of the net book value of inventories, in each case measured in accordance with GAAP, plus accrued interest and such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale, provided that an incurrence under the Credit Agreement in excess of the greater of clause (i) or (ii) may be made pursuant to the Debt Incurrence Ratio. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Trust and its Subsidiaries and their respective successors and assigns or (iii) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Debt Incurrence Ratio" shall have the meaning specified in Section 4.10.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Securities" means Securities that are in the form of the Note attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 2 thereof.

            "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Inden-ture, and, thereafter, "Depository" shall mean or include such successor.

            "Disqualified Capital Stock" means (a) with respect to a person, except as to any Subsidiary of such person, any Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Trust), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

            "Equity Interest" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity (including any trust beneficiary interests), and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such person.

            "Event of Default" shall have the meaning specified in Section 6.1.

            "Event of Loss" means, with respect to any property or asset, any
(i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

            Excess Compensation" means the aggregate Compensation paid by the Trust and its Subsidiaries in any fiscal year to Larry J. Winget and Family Members to the extent such aggregate Compensation exceeds the sum of (a) Trust Tax Distributions paid in such fiscal year as Compensation to the Beneficiary of the Trust in lieu of distributions and (b) the greater of (i) $1.5 million multiplied by one plus the percentage increase in the Consumer Price Index from July 1, 1997 to the first day of such fiscal year and (ii) 5% of the sum of, without duplication, (A) Consolidated Net Income of the Trust for the preceding fiscal year, plus (B) Trust Tax Distributions in the preceding fiscal year, plus (C) the aggregate amount of Compensation paid by the Trust and its Subsidiaries to Larry J. Winget and Family Members during the preceding fiscal year.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Exchange Offer" means the offer by the Issuers to exchange the Series B Notes thereof for the Original Notes thereof made pursuant to the Registration Rights Agreement.

            "Excluded Person" means Larry J. Winget, his estate or legal representative, members of his immediate family, all lineal descendants of Larry
J. Winget and all spouses of such lineal descendants (or any trust or entity whose sole beneficiaries or Equity Interest holders are any one or more of the foregoing).

            "Exempted Affiliate Transaction" means (a) any transaction with an officer or director in the ordinary course of business, including employee or director compensation arrangements, (b) payments permitted under the terms of
Section 4.3, (c) transactions solely between the Trust and any of its Subsidiaries or solely among Subsidiaries of the Trust and (d) performance of any agreement in existence on the Issue Date.

            "Fairness Committee" means a committee duly established pursuant to the Venture Trust Instrument and the bylaws of each other Issuer, Guarantor and Subsidiary without whose approval (and without the approval of a majority of its Independent members) the Trust, an Issuer, a Guarantor or a Subsidiary shall not be authorized to enter into any transaction or take any action which pursuant to the terms of this Indenture requires approval of the Fairness Committee.

            "Family Members" means (i) Larry J. Winget's spouse and (ii) each of Larry J. Winget's parents, children, grandchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law who
(a) shares the same principal residence as Larry J. Winget and (b) is an officer or director of the Trust or any of its Subsidiaries or among the five most highly compensated employees of the Trust or any of its Subsidiaries.

            "Foreign Subsidiary" means a Subsidiary not organized under the laws of the United States or any political subdivision thereof.

            "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

            "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of Security attached hereto as Exhibit A.

            "Guarantee" shall have the meaning provided in Section 11.1.

            "Guarantors" means the Guarantors provided in Article XI hereof.

            "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

            "incur" shall have the meaning specified in Section 4.10.

            "Incurrence Date" shall have the meaning specified in Section 4.10.

            "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, except for accrued current liabilities incurred in the ordinary course of business, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) Capitalized Lease Obligations, or
(vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person; and (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties, and (e) all Disqualified Capital Stock of such person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Independent" means, with respect to any Issuer or Guarantor or any of their Subsidiaries, a person who would qualify as an "independent director" within the meaning of the rules of the New York Stock Exchange and who (i) shall not receive any payment or other fees for services to the Trust or any of its Affiliates (other than for serving as a member of the Fairness Committee of the Trust or of a Subsidiary of the Trust) and (ii) shall not be an Affiliate, officer, member or employee of any firm, company or other entity that has performed services for the Trust or any of its Affiliates during the preceding three fiscal years or that the Trust or any of its Affiliates proposes to have perform services if the amount of compensation for such services during any fiscal year exceeded or would exceed 5% of such firm's gross revenues during any of its three preceding fiscal years.

            "Initial Purchasers" means First Chicago Capital Markets, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

            "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

            "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

            "Investment" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of

Indebtedness of the Issuers or any Guarantor to the extent Section 4.10 is not violated, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Trust of any person to be an Unrestricted Subsidiary. The Issuers shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if none of the Issuers or their Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from an Issuer or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer, provided, however, if in any such case such fair market value exceeds $3 million, such determination of fair market value shall be based upon an opinion or appraisal by an accounting, appraisal or investment banking firm of national standing.

            "Issue Date" means the date of first issuance of the Notes under the Indenture.

            "Issuer" means each party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

            "Legal Holiday" shall have the meaning provided in Section 12.7.

            "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

            "Liquidated Damages" means all liquidated damages owing pursuant to the Registration Rights Agreement.

            "Material Subsidiary" means any Subsidiary of the Trust that is a "significant subsidiary" of the Trust as defined in Rule 1-02 of Regulation S-X of the Commission.

            "Maturity Date," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, a Change of Control Purchase Date, a purchase date with respect to an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

            "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Trust in the case of a sale of Qualified Capital Stock and by the Trust and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Trust that were issued for cash on or after the Issue Date, the amount of cash originally received by the Trust upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (a) the amount (estimated reasonably and in good faith by the Trust) of income, franchise, sales and other applicable taxes required to be paid by the Trust Beneficiary or any of its respective Subsidiaries in connection with such Asset Sale, (b) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (c) appropriate amounts to be provided by the Trust or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and reserved by the Trust or any Subsidiary, as the case may be after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "Notes" See "Securities."

            "Offering Memorandum" means the Offering Memorandum of the Issuers dated July 2, 1997 with respect to the Securities.

            "Officer" means, with respect to the Issuers, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary, and in addition with respect to the Trust, the Special Advisor under the Venture Trust Instrument.

            "Officers' Certificate" means, with respect to the Issuers or any Guarantor, a certificate signed by two Officers of relevant Issuers or such Guarantor and otherwise complying with the requirements of Sections 12.4 and 12.5.

            "Operating Expense or Cost Reduction" means, with respect to the calculation of a Consolidated Coverage Ratio on a Pro Forma Basis, an operating expense or cost reduction with respect to an Acquisition, which, in the good faith estimate of management, will be realized as a result of such Acquisition, provided that the foregoing eliminations of operating expenses and realizations of cost reductions shall be of the types permitted to be given effect to in accordance with Article 11 of Regulation S-X under the Exchange Act as in effect on the Issue Date and such reduction is subject to negative comfort by the Trust's independent public accountants.

            "Opinion of Counsel" means a written opinion from legal counsel to the Issuers complying with the requirements of Sections 12.4 and 12.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Issuers.

            "Original Notes" means the 9 1/2% Senior Notes due 2005, as amended and supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Pari Passu Indebtedness" means any Indebtedness of any Issuer that is pari passu in right of payment to the Securities.

            "Paying Agent" shall have the meaning specified in Section 2.3.

            "Permitted Indebtedness" means any of the following:

            (a) the Issuers and the Guarantors may incur Indebtedness evidenced by the Notes and represented by the

      Indenture up to the amounts specified therein as of the date thereof;

            (b) the Issuers and the Guarantors may incur Indebtedness pursuant to the Credit Agreement;

            (c) the Issuers or any Guarantor may guarantee any Indebtedness of any other Issuer or any Guarantor that was permitted to be incurred under the Debt Incurrence Ratio test of Section 4.10 or under any other clause of this definition or Indebtedness existing on the Issue Date;

            (d) the Issuers or any Subsidiary may incur Indebtedness under Interest Swap and Hedging Obligations (provided (i) that such Interest Swap and Hedging Obligations are designed to protect the Issuers and their Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture (and are used for bona fide hedging, and not speculative, purposes), and (ii) the notional principal amount of such Interest Swap and Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap and Hedging Obligations relate;

            (e) the Issuers or any Subsidiary may incur Indebtedness represented by letters of credit for the account of the Issuers or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims and payment obligations in connection with self-insurance, that, taken together do not in the aggregate exceed $5 million at any time outstanding.

            (f) the Issuers or any Subsidiary may incur Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuers and the Subsidiary in connection with such dispositions;

            (g) the Issuers and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (a) of this definition, incurred under the Debt Incurrence Ratio test of Section 4.10 or which is outstanding on the Issue Date so long as such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced or assets acquired after the Issue Date or the Notes are equally and ratably secured;

            (h) the Issuers and the Guarantors may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $5 million, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale;

            (i) the Issuers and the Subsidiaries may incur Indebtedness solely in respect of bankers acceptances and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Issuers' industry; provided that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $1 million; and

            (j) The Issuers may incur Indebtedness to each other or to any wholly owned Subsidiary, and any wholly owned Subsidiary may incur Indebtedness to any other wholly owned Subsidiary or to any Issuer; provided that, in the case of Indebtedness of an Issuer, such obligations shall be unsecured and subordinated in all respects to such Issuer's obligations pursuant to the Notes and the date of any event that causes a Subsidiary to no longer be a wholly owned Subsidiary shall be an Incurrence Date.

            "Permitted Investment" means (a) Investments in any of the Notes and any Permitted Indebtedness which is otherwise an Investment; (b) Investments in Cash Equivalents; (c) any Investment in the Trust or a person in a Related Business, which is, or as a result of such Investment becomes, a wholly owned Subsidiary of the Trust; (d) other Investments not to exceed $5 million; (e) Investments in non-cash proceeds taken in connection with an Asset Sale otherwise complying with Section 4.13; (f) loans or advances to employees and officers of the Issuers and their Subsidiaries in the ordinary course of business for bona fide business purposes; (g) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (h) a Qualified Exchange.

            "Permitted Lien" means (a) Liens incurred in connection with the Credit Agreement; (b) Liens existing on the Issue Date; (c) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the company in accordance with GAAP; (d) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or
(ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Trust in accordance with GAAP; (e) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Trust or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Trust or any of its Subsidiaries; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (i) Liens securing the Notes; (j) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into the Trust or a Subsidiary, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Trust or any of its Subsidiaries or materially detracting from the value of the relative assets of the Trust or any Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Trust or any of its Subsidiaries in the ordinary course of business; (m) Liens to secure payment of a portion of the purchase price of any tangible fixed asset acquired by any Issuer or any Guarantor if the outstanding principal amount of the Indebtedness is secured by any such Lien does not at any time exceed the purchase price paid for such fixed asset, provided that such Lien does not encumber any other asset at any time owned by any Issuer or any Guarantor, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time; and (n) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property unless the Notes are equally and ratably secured by such additional assets or the additional assets were acquired after the Issue Date.

            "Person" or "person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

            "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

            "Pro Forma Basis" means, for purposes of calculating the Consolidated Coverage Ratio, giving pro forma effect to certain transactions such that, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period and any Operating Expense or Cost Reduction with respect to such Acquisition shall be deducted from such calculation, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom, including to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based on the average daily balance during the Reference Period), and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

            "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

            "Public Equity Offering" means an underwritten offering of common stock of the Trust for cash pursuant to an effective registration statement under the Securities Act.

            "Qualified Capital Stock" means any Capital Stock of the Trust that is not Disqualified Capital Stock.

            "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Indebtedness of any Issuer or Capital Stock of the Trust issued on or after the Issue Date with the Net Cash Proceeds received by the Trust from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Trust issued on or after the Issue Date.

            "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

            "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption set forth in Paragraph 5 in the form of Security, which shall include in each case accrued and unpaid interest with respect to such Security to the applicable Redemption Date.

            "Reference Period" with regard to any person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

            "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, restatement, modification, restructuring, replacement or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Trust shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

            "Registrar" shall have the meaning specified in Section 2.3.

            "Registration Rights Agreement" means the Registration Rights Agreement by and among the Issuers and the Initial Purchasers, dated as of the Issue Date.

            "Related Business" means the business conducted (or proposed to be conducted) by the Issuers and their Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Trust are reasonably related businesses in the automotive industry.

            "Representative" means NBD Bank or any successor or successors under the Credit Agreement.

            "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, (d) any Investment by such person, other than a Permitted Investment and (e) the payment of Excess Compensation; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer (and in order to eliminate fractional shares otherwise created thereby); or (ii) any dividend, distribution or other payment to the Issuers, or to any of the Guarantors, by the Issuers or any of their Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Securities" or "Notes" means, prior to the Exchange Offer, the Original Notes, and after the Exchange Offer, the Original Notes (if any) and the Series B Notes, in each case as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

            "Securityholder" See "Holder."

            "Series B Notes" means the Series B 9 1/2% Senior Notes due 2005, in substantially the form set forth on the Form of Note set forth as Exhibit A hereto, to be issued pursuant to this Indenture in connection with the Exchange Offer.

            "Stated Maturity," when used with respect to any Note, means July 1, 2005.

            "Subordinated Indebtedness" means Indebtedness of an Issuer or a Guarantor that is subordinated in right of payment to the Notes or Guarantees, as applicable, in any respect.

            "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Trust or of any Subsidiary of the Trust. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Trust.

            "Tax Distribution Amount" means, in respect of any period after the Issue Date during which the Trust is an entity described in Section 1361(a)(1), 1361(c)(2) or Section 1361(d) of the Code, an amount, described in good faith by such Issuers' independent public accountants, which shall be a nationally recognized accounting firm, equal to the sum of (x) the amount of intangibles tax actually imposed on the Beneficiary of the Trust in respect of Trust Tax Distributions for such period and (y) (a) the sum of the highest marginal federal income tax rate and highest state and local income tax rate applicable to the Beneficiary of the Trust on income of the Issuers which are S Corporations for federal, state or local income tax purposes for such period, expressed as a percentage, multiplied by (b) such Issuers' taxable income for such period computed taking into account, without limitation, the deduction for single business and franchise tax actually imposed on such Issuers; provided that (i) the foregoing shall be determined by giving effect to the deduction of relevant state and local income and intangibles taxes for purposes of determining federal income taxes, such deduction to be computed based on the state and local income tax rates applicable in clause (y)(a) hereof and the amount of intangibles tax determined under clause (x) hereof, and (ii) the foregoing shall be reduced by the amount of cumulative tax losses of such Issuers from any previous period (to the extent not previously utilized in computing the Tax Distribution Amounts) since the Closing Date and any investment tax credits and other tax credits generated by such Issuers.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as permitted in Section 9.3.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6.

            "Trust" means (1) Venture Holdings Trust, a grantor trust organized under the laws of the State of Michigan, (2) Venture Holdings Corporation after the occurrence of a Trust Contribution or (3) any successor Person to Venture Holdings Trust or Venture Holdings Corporation (after the occurrence of a Trust Contribution) in accordance with the provisions of Article V.

            "Trust Contribution" shall have the meaning specified in Section
5.1.

            "Trust Tax Distributions" shall have the meaning provided in Section 4.3.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

            "Unrestricted Subsidiary" means any subsidiary of the Trust that does not own any Capital Stock of, or own or hold any Lien on any property of, the Trust or any other Subsidiary of the Trust and that shall be designated an Unrestricted Subsidiary by the Board of Directors of the Trust; provided that
(i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving effect thereto on a Pro Forma Basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio contained in Section
4.10. The Board of Directors of the Trust may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a Pro Forma Basis, the Trust could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio contained in Section 4.10. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

            "Venture Canada" means Venture Industries Canada Ltd.

            "Venture Trust Instrument" means the Agreement, dated December 28, 1987, as amended, among Larry J. Winget, as Trustee, and Larry J. Winget, as Settlor, Beneficiary and Special Advisor, as such agreement may be amended in accordance with the terms of the Indenture.

            "wholly owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Trust or one or more wholly owned Subsidiaries of the Trust.

            Section 2 Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture securityholder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Issuers and any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

            Section 3 Rules of Construction.

            Unless the context otherwise requires:

                        (i)   a term has the meaning assigned to it;

                        (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                        (iii) "or" is not exclusive;

                        (iv) words in the singular include the plural, and words in the plural include the singular;

                        (v) provisions apply to successive events and transactions;

                        (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                        (vii) references to Sections or Articles means
            reference to such Section or Article in this Indenture, unless stated otherwise.


                                  ARTICLE II

                                THE SECURITIES

            Section 1 Form and Dating.

            The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Securities are designated "Designated Senior Indebtedness" for all purposes of the indenture governing the Issuers' 9-3/4% Senior Subordinated Notes due 2004.

            Section 2 Execution and Authentication.

            Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Issuers shall nevertheless be bound by the terms of the Securities and this Indenture.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

            The Trustee shall authenticate the Original Notes for original issue in the aggregate principal amount of up to $205,000,000 and shall authenticate Series B Notes for original issue in the aggregate principal amount of up to $205,000,000, in each case upon a written order of the Issuers in the form of an Officers' Certificate; provided that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Original Notes of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $205,000,000, except as provided in Section 2.7. Upon the written order of the Issuers in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of either of the Issuers.

            The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers, any Affiliate of the Issuers or any of their respective Subsidiaries.

            Securities shall be issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof.

            Section 3 Registrar and Paying Agent.

            The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Issuers in respect of the Securities may be served. The Issuers may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X and Section 4.13 neither Issuer nor any Affiliate thereof shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Issuers hereby initially appoint the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

            The Issuers shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

            The Issuers initially appoint the Trustee to act as Securities Custodian with respect to the Global Securities.

            Section 4 Paying Agent to Hold Assets in Trust.

            The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest (and Liquidated Damages, if any) on, the Securities (whether such assets have been distributed to it by the Issuers or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Issuers (or any other obligor on the Securities) in making any such payment. If any Issuer or any Subsidiary thereof acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent (if other than either of the Issuers) shall have no further liability for such assets.

            Section 5 Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause to be furnished, to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

            Section 6 Transfer and Exchange.

                  (a) When Definitive Securities are presented to the Registrar or a co-Registrar with a request

                  (x) to register the transfer of such Definitive Securities or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                                    (i)  shall be duly endorsed or accompanied
                  by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                                    (ii) in the case of Transfer Restricted
                  Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                              (A) if such Transfer Restricted Securities are
                  being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                              (B) if such Transfer Restricted Security is being
                  transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Security); or

                              (C) if such Transfer Restricted Security is being
                  transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (ii) outside the United States in a transaction meeting the requirements of Rule

                  904 under the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act, (iv) to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of $100,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (v) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in the form set forth on the reverse of the Security) and in the case of (iv) above a transferee letter of representation in substantially the form set forth in the Offering Memorandum and in the case of (i),
                  (ii), (iii) and (v) above, if the Issuers or the Trustee so request, an Opinion of Counsel reasonably acceptable to the Issuers and to the Trustee to the effect that such transfer is in compliance with the Securities Act.

                           (b)  Restrictions on Transfer of a Definitive
Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                                    (i)  if such Definitive Security is a
         Transfer Restricted Security, a certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                                    (ii)  whether or not such Definitive
         Security is a Transfer Restricted Security, written instructions directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                           (c)  Transfer and Exchange of Global Securities.
The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor, all in accordance with the Securities Act.

                           (d)  Transfer of a Beneficial Interest in a Global
Security for a Definitive Security.

                                    (i)  Any person having a beneficial
         interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                                                     (A)  if such beneficial
                  interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                                                     (B)  if such beneficial
                  interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect from the transferor (in the form set forth on the reverse of the Security); or

                                                     (C)  if such beneficial
                  interest is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (ii) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act, (iv) to an "institutional accredited investor" within the meaning of Rule 501(A)(1),
                  (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of $100,000, not with a view to or for offer or sale in connection with distribution in violation of the Securities Act or (v) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the trans- feree or transferor (in the form set forth on the reverse of the Security) and in the case of (iv) above a transferee letter of representation in substantially the form set forth in the Offering Memorandum and in the case of

                  (i), (ii), (iii) and (v) above, if the Issuers or the Trustee so requests, an Opinion of Counsel reasonably acceptable to the Issuers and to the Trustee to the effect that such transfer is in compliance with the Securities Act, then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                                    (ii)  Definitive Securities issued in
         exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Registrar shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

                           (e)  Restrictions on Transfer and Exchange of
Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                           (f)  Authentication of Definitive Securities in
Absence of Depository.  If at any time:

                                    (i)  the Depository for the Securities
         notifies the Issuers that the Depository is unwilling or unable to continue as Depository for the Global

      Securities and a successor Depository for the Global Securities is not appointed by the Issuers within 90 days after delivery of such notice; or

                                   (ii)  the Issuers, in their sole discretion,
      notify the Trustee in writing that they elect to cause the issuance of Definitive Securities under this Indenture,

then the Issuers will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and make available for delivery Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                           (g)  Legends.  Each Security certificate evidencing
the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURI-

                  TIES ACT, (d) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE HAVING A MINIMUM PURCHASE PRICE OF $100,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN THE CASE OF (d) UPON DELIVERY OF A TRANSFEREE LETTER OF REPRESENTATION AND IN THE CASE OF (b), (c), (d) or (e) UPON AN OPINION OF COUNSEL IF THE ISSUERS OR TRUSTEE SO REQUESTS),
                  (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                           (h)  Cancellation and/or Adjustment of Global
Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                           (i)  Obligations with respect to Transfers and
Exchanges of Definitive Securities.

                                    (i)   To permit registrations of transfers
      and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

                                    (ii)  No service charge shall be made
      for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.5, 4.13, 9.5 or 10.1).

                                    (iii) The Registrar or co-Registrar
      shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase pursuant to
      Article X or Section 4.13 hereof or a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                                    (iv)  The Trustee shall have no obligation
      or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Section 7  Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit and/or other evidence, satisfactory to the Trustee and the Issuers, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge such Holder for their reasonable, out-of-pocket expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Issuers.

                  Section 8  Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section
2.8 as not outstanding. A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security, except as provided in
Section 2.9.

                  If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser, as defined under the New York Uniform Commercial Code. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

                  If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuers or an Affiliate of the Issuers) holds cash sufficient to pay all of the principal and interest (and Liquidated Damages, if any) due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  Section 9  Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Issuers, any Guarantor and Affiliates of the Issuers or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

                  Section 10 Temporary Securities.

                  Until definitive Securities are ready for delivery, the Issuers may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare, the Guarantors shall endorse and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

                  Section 11 Cancellation.

                  The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.7, the Issuers may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

                  Section 12 Defaulted Interest.

                  If the Issuers default in a payment of interest (and Liquidated Damages, if any) on the Securities, the Issuers shall pay the defaulted interest (and Liquidated Damages, if any), plus (to the extent lawful) interest on the defaulted interest (and Liquidated Damages, if any), to the persons who are Holders on a Record Date (or at the Issuers' option a subsequent special record date) which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Issuers shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest (and Liquidated Damages, if any), and interest payable on such defaulted interest (and Liquidated Damages), if any, to be paid.

                  Section 13 CUSIP Numbers.

                  The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                                   REDEMPTION

                  Section 1  Right of Redemption.

                  Redemption of Securities shall be made only in accordance with this Article III. At their election, the Issuers may redeem the Securities in whole or in part, at any time or from time to time on or after July 1, 2001, at the Redemption Prices specified under the caption "Redemption," in the Form of Note attached as Exhibit A hereto, plus accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date. Except as provided in this paragraph, the next following paragraph and paragraph 5 of the Notes, the Notes may not otherwise be redeemed at the option of the Company.

                  Until July 1, 2000, upon a Public Equity Offering, up to 35% aggregate principal amount of the Notes originally issued may be redeemed at the option of the Issuers within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days' notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at 109.5% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued but unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption not less than 65% aggregate principal amount of the Notes originally issued are outstanding.

                  Section 2  Notices to Trustee.

                  If the Issuers elect to redeem Securities pursuant to this
Article III, they shall notify the Trustee in writing of the date on which the Notes are to be redeemed ("Redemption Date") and the principal amount of Securities to be redeemed and whether they want the Trustee to give notice of redemption to the Holders in the name of and at the expense of the Issuers.

                  If the Issuers elect to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securi-ties by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

                  The Issuers shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days (unless a shorter period is acceptable to the Trustee) before the Redemption Date.

                  Section 3  Selection of Securities to Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select from among such Securities to be redeemed pro rata or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  Section 4  Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed, at such Holder's last address as then shown on the registry books of the Registrar. At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                      (1) the Redemption Date;

                      (2) the Redemption Price, including the amount of accrued but unpaid interest (and Liquidated Damages, if any) to be paid upon such redemption;

                      (3) the name, address and telephone number of the Paying Agent;

                      (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                      (5) that, unless (a) the Issuers default in their obligation to deposit cash with the Paying Agent in accordance with
      Section 3.6 hereof, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued but unpaid interest (and Liquidated Damages, if any), upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                      (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                      (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                        (8) the CUSIP number of the Securities to be redeemed;
      and

                        (9) that the notice is being sent pursuant to this
      Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

                  Section 5  Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued but unpaid interest (and Liquidated Damages, if any). Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest (and Liquidated Damages, if any), if any, accrued to and unpaid on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest (and Liquidated Damages, if any) shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                  Section 6  Deposit of Redemption Price.

                  On or before the Redemption Date, the Issuers shall deposit with the Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) cash sufficient to pay the Redemption Price of, including accrued but unpaid interest on (and Liquidated Damages, if any), all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuers to the Trustee for cancellation). The Paying Agent shall promptly return to the Issuers any cash so deposited which is not required for that purpose upon the written request of the Issuers.

                  If the Issuers comply with the preceding paragraph and the other provisions of this Article III and payment of the

Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section
4.1 hereof and the Securities.

                  Section 7  Securities Redeemed in Part.

                  Upon surrender of a Security that is to be redeemed in part, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS

                  Section 1  Payment of Securities.

                  The Issuers shall pay in same day funds the principal of and interest (and Liquidated Damages, if any) on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest (and Liquidated Damages, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, cash deposited and designated for and sufficient to pay the installment.

                  The Issuers shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Securities compounded semi-annually, to the extent lawful.

                  Notwithstanding the foregoing, each Issuer (other than the Trust) and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the issuances of the Notes by such Issuer not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Issuers hereby irrevocably agree that the obligations of such Issuers under the Notes shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Issuer and after giving effect to any collections from or payments made by or on behalf of any other Issuers in respect of the obligations of such other Issuer, result in the obligations of such Issuer under such issuance of Notes not constituting such a fraudulent transfer or conveyance.

                  Section 2  Maintenance of Office or Agency.

                  The Issuers and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers and the Guarantors in respect of the Securities and this Indenture may be served (so long as the notice is also served pursuant to Section 12.2). The Issuers and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

                  The Issuers and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers and the Guarantors hereby initially designate the principal corporate trust office of the Trustee as such office.

                  Section 3  Limitation on Restricted Payments.

                  The Issuers and the Guarantors shall not, and shall not permit any of their Subsidiaries to directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Trust is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.10 on a Pro Forma Basis or
(3) the aggregate amount of all Restricted Payments made by the Trust and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) $10 million, plus (b) 50% of the aggregate Consolidated Net Income of the Trust and its Consolidated Subsidiaries for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter ending after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (c) the aggregate Net Cash Proceeds received by the Trust from a contribution by the holders of its Capital Stock (other than by the Subsidiaries of the Trust) or the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Trust and (ii) to the extent applied in connection with a Qualified Exchange), after the Issue Date, plus (d) the Net Cash Proceeds from the sale of Investments by the Issuers (other than Permitted Investments) made after the Issue Date, plus the total Investments, net, without duplication, of any Indebtedness, in any Unrestricted Subsidiaries designated Subsidiaries, provided that such amounts, taken with all other amounts distributed on or realized from such Investments or designations, does not exceed the original aggregate amount of such Investments.

                  The immediately preceding paragraph, however, will not prohibit:

                                    (i)   a Qualified Exchange;

                                    (ii)  the payment of any dividend or
         distribution on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, provided the full amount of any Restricted Payment made pursuant to clause (ii) will be deducted, without duplication, in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph; or

                                    (iii) (a) so long as the Trust is an
         entity described in Section 1361(a)(1), 1361(c)(2) or 1361(d) of the Code or any similar provision of state or local law, (x) the Trust shall be permitted to distribute to the Beneficiary of the Trust (or pay compensation to the Beneficiary of the Trust in lieu of such distributions) all amounts distributed to the Trust pursuant to the following clause (y), and (y) the Issuers (other than the Trust) in the aggregate shall be permitted to make payments to the Trust in cash as follows, calculated before giving effect to such payments (such payments to be referred to hereinafter as "Trust Tax Distributions"):

                                        (1) on (or within 15 days prior to)
         each April 15, June 15, September 15 and January 15 an amount equal to the minimum federal and state estimated quarterly income and intangible tax payments required to be made on such date by the Beneficiary of the Trust in order to prevent underpayment of estimated income tax pursuant to the rules set forth in Sections 6654(b) and 6654(d)(1) of the Code or their successors or supplements and any similar provision of applicable state income and intangible tax law for any state with respect to which the Issuers qualify as S corporations for state law purposes, such amount to be calculated as though such Beneficiary's only income and loss in each such quarter was an amount equal to the sum of the taxable income and loss of the Issuers which are S corporations. The foregoing amounts may be paid so long as (I) such Issuer is and was an S corporation for such quarter, as defined in Section 1361 of the Code or its successors and supplements, (II) no Default or Event of Default exists and is continuing or would thereby occur, (III) special tax counsel to the Issuers delivers to the Trustee, prior to the payment in respect of such quarter, an opinion substantially in the form attached hereto as Exhibit C-1 (or, if the Beneficiary of the Trust is disabled or unavailable as described in Section 3 of the Venture Trust Instrument, such special tax counsel delivers to the Trustee, prior to the payment in respect of such quarter, an opinion substantially in the form attached hereto as Exhibit C-2),
            (IV) the Issuers have not received a private ruling or a National Office Technical Advice Memorandum from the Internal Revenue Service or, in respect of distributions made for state income tax purposes, a similar ruling from any applicable state or local taxing authority, that the Trust is not an entity described in Section 1361(a)(1), 1361(c)(2) or 1361(d) of the Code, or their successors and supplements, or any similar provision of state or local law or there has been a final "determination" (as used in Section 1313 of the Code) or similar state determination to the same effect, and (V) the Issuers have complied with the terms of clauses (b), (c) and (d) below. The amount that is distributable pursuant to clause (y) by each Issuer which is an S corporation in respect of each of the quarters described above shall be that proportion of the amount of the Trust Tax Distribution for each such quarter which such Issuer's Tax Income for such quarter bears to the aggregate Tax Income of all the Issuers which are S corporations in such quarter. For purposes of the foregoing, "Tax Income" shall mean one-quarter of an Issuer's actual taxable income for the year prior to that with respect to which the calculations described above are being made; and

                       (2) no later than September 15 of each year, the Issuers
            shall cause their tax advisors,
            which shall be a nationally recognized accounting firm, to determine the actual amount of federal and state income tax liability of the Beneficiary of the Trust for the previous calendar year computed as if the only income and loss of the Beneficiary in such year was an amount equal to the sum of the taxable income and loss of the Issuers which are S corporations (the "Actual Tax Amount"). The computation of the Actual Tax Amount made by the Issuers' tax advisors shall be reviewed and reported on by a nationally recognized accounting firm, which may be the Issuers' tax advisors. If (A) the Actual Tax Amount, as determined by such tax advisor, is less than the aggregate estimated amounts paid pursuant to clause
            (1) above in respect of such year (the "Distributed Amounts") and/or
            (B) if the Actual Tax Amount is at any time finally determined by the Internal Revenue Service or a court of competent jurisdiction to be less than that determined by such tax advisors, the Issuers shall cause the Beneficiary to the Trust, within 75 days after such difference is determined, to reimburse to the Trust, with no obligation on the part of the Trust to such Beneficiary with respect to such reimbursement, the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by the tax advisors, the Internal Revenue Service or court of competent jurisdiction, as the case may be, or the excess of the Actual Tax Amount, as determined by the tax advisors, over the Actual Tax Amount as determined by the Internal Revenue Service or court, as the case may be (in either case, which excess amount may be offset by any amounts then or subsequently owed to the Beneficiary by reason of clause (1) above). If the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by the tax advisors, is reimbursed to the Trust after June 14 of such year, such excess shall bear interest from June 15 to the date preceding the date it is paid at an interest rate equal to the overpayment rate established under
            Section 6621(a)(1) of the Code or its successor and supplements. Such reimbursed amount (if any) shall then be reimbursed by the Trust to each of the Issuers that first distributed such amounts to the Trust. If the Actual Tax Amount, as determined by the tax advi-sors, the Internal Revenue Service or court, as the case may be, is greater than the Distributed Amounts, each of the Issuers which are S corporations shall distribute to the Trust, and the Trust shall distribute to the Beneficiary, its share of the excess of the Actual Amount over the Distributed Amounts, within 75 days after such difference is determined, provided that no such distribution shall be made by any of the Issuers unless a nationally recognized accounting firm shall have reviewed and reported on the computation of the Actual Tax Amount made by the tax advisors, which may be the same nationally recognized accounting firm that acts as the Issuers' tax advisors. If any payment is made (i) in contravention of clause
            (1) above and paid to the Beneficiary of the Trust pursuant to clause (x) above or (ii) in contravention of the proviso to the immediately preceding sentence and paid to the Beneficiary of the Trust pursuant to the immediately preceding sentence, the Issuers shall cause the Beneficiary of the Trust to reimburse to each of the Issuers making such prohibited payment the amount of such prohibited payment;

                          (b)  in the event of the disability or unavailability
of Larry J. Winget as provided in the Venture Trust Instrument if the Trust remains a Trust (such date, an "S Trust Commencement Date"), (1) the Issuers shall apply for a private ruling from the Internal Revenue Service to the effect that each of the Issuers which was an S corporation immediately prior to such disability or unavailability, as the case may be, qualifies, despite such disability or unavailability, as an S corporation under Section 1361(a)(1) of the Code and that the Trust is an entity described in Section 1361(c)(2) or 1361(d) of the Code, or their successors and supplements; (2) the Trust shall not take any action that would cause it to have income (as defined in Section 643(b) of the Code, or its successors and supplements, and Act 340 of Michigan Compiled Acts, 1965, or its successors and supplements, except for corporate distributions provided for in such act), for any period beginning on the S Trust Commencement Date and continuing for the duration of such disability or unavailability in excess of the amount of cash the Trust would be permitted to distribute in respect of its Equity Interests pursuant to this Section 4.3, provided, however, that if the

Trust shall have received a private letter ruling from the Internal Revenue Service that it is an entity described in Section 1361(c)(2) of the Code, or its successors and supplements, the foregoing limitation shall not apply for the period such ruling is in effect; and (3) the Issuers shall notify the Trustee of the occurrence of such S Trust Commencement Date no later than 10 days following such date;

                           (c)  if at any time the Issuers receive notification
from the Internal Revenue Service that any Issuer does not qualify as an S corporation under Section 1361(a)(1) of the Code, (x) no further distributions shall be made pursuant to clause (a)(1) above by such Issuer, and (y) the Issuers shall cause the Beneficiary of the Trust either (A) to reimburse the Trust all amounts paid by that Issuer pursuant to clause (a)(1) and clause
(a)(2) above with respect to all periods as to which that Issuer did not qualify as an S corporation, with no obligation on the part of the Trust to such Beneficiary with respect to such reimbursement, and the Trust shall then pay such reimbursement to that Issuer, or (B) to reimburse such Issuer such payments directly, within 75 days after such requirement for reimbursement is determined; provided that no such reimbursement shall be required to the extent to which such distribution would otherwise have been permitted, after taking into account interest, penalties and additions to tax imposed on such Issuer as a result of its failure to qualify as an S corporation under Section 1361(a)(1) of the Code, or its successors and supplements. If the Issuers at any time receive notification from the Internal Revenue Service that the Trust is not an entity described in Section 1361(a)(1), 1361(c)(2) or 1361(d), or their successors and supplements, as the case may be, of the Code, or if the Issuers fail to receive a favorable response to a ruling request described in clause (b) within 360 days after the disability or unavailability of Larry J. Winget, the Issuers shall take the actions described in clauses (x) and (y) of the preceding sentence; and

                           (d)  no Trust Tax Distribution may be made to the
extent such distribution would cause the aggregate cumulative amount of Trust Tax Distributions to exceed the aggregate cumulative Tax Distribution Amounts for periods completed since the date of the Indenture.



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

                  Section 4  Corporate Existence.

                  The Issuers and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate or other existence and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Issuers and the Guarantors and each of their Subsidiaries; provided, however, that neither the Issuers nor any of the Guarantors shall be required to preserve, with respect to itself, any right or franchise, and with respect to any of their Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Trust shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and (b) the loss thereof is not disadvantageous in any material respect to the Holders; provided, further, nothing in this Section 4.4 shall prohibit a merger or sale of assets not otherwise prohibited by this Indenture.

                  Section 5  Payment of Taxes and Other Claims.

                  The Issuers and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Issuers, any Guarantor or any of their Subsidiaries or properties and assets of the Issuers, any Guarantor or any of their Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Issuers, any Guarantor or any of their Subsidiaries; provided, however, that neither the Issuers nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

                  Section 6  Compliance Certificate; Notice of Default.

                           (a)  The Issuers shall deliver to the Trustee
within 120 days after the end of their fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of the Issuers, complying (whether or not required) with
Section 314(a)(4) of the TIA and stating that a review of their activities and the activities of their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations (without regard to notice requirements or grace periods) under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Issuers, any Guarantor or any Subsidiary of the Issuers or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                           (b)  So long as not contrary to the then current
recommendation of the American Institute of Certified Public Accountants, the Issuers shall deliver to the Trustee within 120 days after the end of each of their fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Issuers or any Subsidiary of the Issuers were not in compliance with the provisions set forth in Section 4.3, 4.10 or 4.13 of this Indenture.

                           (c)  The Issuers shall, so long as any of the
Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its Trust Officers receives notice of the Default giving rise thereto from the Issuers or any of the Holders.



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

                  Section 7  Reports.

                  Whether or not the Trust is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Trust shall deliver to the Trustee and to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Trust were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Trust's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, a management's discussion and analysis of financial condition and results of operations which would be so required. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, from and after the time the Trust files a registration statement with the Commission with respect to the Notes, they will file such reports with the Commission, provided that the Commission will accept such filing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  Section 8  Waiver of Stay, Extension or Usury Laws.

                  Each of the Issuers and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Issuers or any Guarantor from paying all or any portion of the principal of or interest (and Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuers and each Guarantor hereby expressly waives all benefit or advan-tage of any such law insofar as such law applies to the Securities, and covenant that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 9  Limitation on Transactions with Affiliates.

                           (a)  The Issuers and Guarantors will not, and will
not permit any of their Subsidiaries to, on or after the Issue Date, enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Issuer, Guarantor or Subsidiary, and no less favorable to the Issuer, Guarantor or Subsidiary than could have been obtained in an arm's-length transaction with a non-Affiliate.

                           (b)  The Issuers and Guarantors will not, and will
not permit any of their Subsidiaries to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, unless (i) with respect to such Transaction or Transactions involving or having a fair value of more than $250,000 the Trust has (x) obtained the approval of majorities of the Board of Directors of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust in the case of Venture Canada, and the Fairness Committee of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust in the case of Venture Canada, in the exercise of their fiduciary duties and (y) either (1) obtained the approval of majorities of the disinterested directors of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust in the case of Venture Canada, if any, and Independent members of the Fairness Committee or (2) obtained an opinion of a qualified independent financial advisor to the effect that such Transaction or Transactions are fair to the Issuer, Guarantor or Subsidiary, as the case may be, from a financial point of view and (ii) with respect to such Transaction or Transactions involving or having a fair value of more than $3.0 million, the Trust has (x) obtained the approval of majorities of the Board of Directors of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust in the case of Venture Canada, and the Fairness Committee of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust



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

in the case of Venture Canada, in the exercise of their fiduciary duties, including majorities of the disinterested directors of the Issuer, Guarantor or Subsidiary, as the case may be, if any, and the Independent members of the Fairness Committee, and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Transaction or Transactions are fair to the Issuer, Guarantor or such Subsidiary, as the case may be, from a financial point of view.

                           (c)  Each Issuer and Guarantor and each of their
Subsidiaries (other than Venture Canada) will establish and maintain a Fairness Committee, at least one of whose members shall be independent.

                  Section 10 Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

                  Except (x) as set forth in this covenant or (y) by merger or consolidation by and among or between any Issuer or Guarantor, the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Acquired Indebtedness) or any Disqualified Capital Stock other than Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Trust for the Reference Period immediately preceding the Incurrence Date, after giving effect on a Pro Forma Basis to such incurrence of such Indebtedness or Disqualified Capital Stock and the use of proceeds thereof, would be at least
2.0 to l (the "Debt Incurrence Ratio"), then the Trust may incur such Indebtedness (including Acquired Indebtedness) or Disqualified Capital Stock the Issuers (other than the Trust) and the Guarantors may incur such Indebtedness (including Acquired Indebtedness) and any other Subsidiaries may incur Acquired Indebtedness.

                  Indebtedness or Disqualified Capital Stock of any person which is outstanding at the time such person becomes a Subsidiary of the Trust (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Trust or a Subsidiary of the Trust shall be deemed to have been incurred at the time such person becomes such a Subsidiary of the Trust or is merged with or into or consolidated with the Trust or a Subsidiary of the Trust, as applicable, and such incurrence is subject to the immediately preceding paragraph.

                  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

                  For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens, or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

                  Section 11 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  The Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Trust to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Trust or any Subsidiary of the Trust, except (a) restrictions imposed by the Notes or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date specified on
Schedule I to the Indenture, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Trust or any of its Subsidiaries, which restrictions in each case existed at the time of Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (b) of the definition of "Permitted Indebtedness" provided such restriction or requirement is not materially less favorable than that imposed by the Credit Agreement as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Trust imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and (g) in connection with and pursuant to permitted Refinancing Indebtedness, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not materially less favorable than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture on assets securing the Indebtedness under the Credit Agreement incurred in accordance with
Section 4.10 shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

                  Section 12  Limitation on Liens Securing Indebtedness.

                  The Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets owned on the date of the Indenture or upon any income or profits therefrom, unless the Issuers or the Guarantors provide, and cause their Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

                  Section 13  Limitation on Sale of Assets and Subsidiary
Stock.

                  The Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of an Issuer), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Trust, whether by the Trust or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Trust, and including any sale and leaseback transaction, other than surrender of any reverse split dollar insurance policy (any of the foregoing, an "Asset Sale"), unless (1)(a) within 395 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of the Indenture or to the repurchase of the Notes and any other Pari Passu Indebtedness which by its terms requires such repurchase pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes and such Pari Passu Indebtedness at a purchase price of 100% of principal amount (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 360 days of such Asset Sale or (b) within 360 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in assets and property (other than notes, bonds, obligation and securities, except in connection with the acquisition of a wholly owned Subsidiary) which in the good faith reasonable judgment of the Board of Directors of the Trust will immediately constitute or be a part of a Related Business of the Trust or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) used to permanently reduce the amount of any Indebtedness permitted pursuant to paragraph (b) of the definition "Permitted Indebtedness" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is also permanently reduced by such amount), or (c) the Asset Sale Offer Amount is applied in a combination of (a) and (b), (2) at least



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

85% of the total consideration received for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided, however, that more than 15% of the total consideration may consist of consideration other than cash or Cash Equivalents if (A) the portion of such consideration that does not consist of cash or Cash Equivalents consists of assets of a type ordinarily used in the operation of a Related Business to be used by the Issuers or a Subsidiary in the conduct of a Related Business, (B) the terms of such Asset Sale have been approved by a majority of the members of the Board of Directors of the Trust and
(C) if the value of the assets being disposed of by the Issuers or such Subsidiary in such transaction (as determined in good faith by such members of the Board of Directors) is at least $3 million, the Board of Directors of the Trust has received a written opinion of a nationally recognized investment banking firm to the effect that such Asset Sale is fair, from a financial point of view, to the Trust and the Trust has delivered a copy of such opinion to the Trustee, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (4) the Board of Directors of the Trust determines in good faith that the Trust or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

                  For purposes of this covenant, "Asset Sale" shall not include a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $250,000.

                  An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1) above (the "Excess Proceeds") exceeds $5 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Trust shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes and Pari Passu Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes and Pari Passu Indebtedness so tendered, such pro rata basis determined so that the amount of Notes and Pari Passu Indebtedness purchased bears the same ratio to each other that the total principal amount of Notes tendered bears to the total Pari Passu Indebtedness tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Trust may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sale minus the amount of (a) Indebtedness which is not Subordinated Indebtedness assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph
(b), (c) or (d) of the definition "Permitted Indebtedness" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so reduced by such amount) and (b) property that within 60 days of such Asset Sale is converted into cash or Cash Equivalents).

                  Notwithstanding the foregoing provisions of the prior paragraph, the following actions shall not constitute Asset Sales:

                                    (i)   the Trust and its Subsidiaries may,
         in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

                                    (ii)  the Trust and its Subsidiaries may
         convey, sell, transfer, assign or otherwise dispose of assets in accordance with Article V;

                                    (iii) the Trust and its Subsidiaries
         may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Trust or such Subsidiary, as applicable;

                                    (iv)  the Trust and its Subsidiaries may
         convey, sell, transfer, assign or otherwise dispose of


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

         assets to the Trust or any of its other Subsidiaries; and

                                    (v)  the Trust may contribute all of the
         Equity Interests of all Subsidiaries of the Trust (other than any Equity Interests of the Subsidiary which is to receive such contribution from the Trust) to Venture Holdings Corporation or other successor to the Trust (a "Trust Contribution").

                  All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Indebtedness, or used to repurchase Notes, all of the foregoing within the periods and as otherwise provided above in clause 1(a) or 1(b) of the first paragraph of this covenant.

                  In addition to the foregoing, the Trust will not, and will not permit any Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except:

                                    (i)  pursuant to an Asset Sale of all the
         Equity Interests of such Subsidiary; or

                                    (ii) pursuant to an Asset Sale of
         shares of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions, provided that after such sale the Trust or its Subsidiaries own at least 50.1% of the voting and economic interests of the Capital Stock of such Subsidiary.

                  Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Issuers to each Holder at its registered address, with a copy to the Trustee. The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

                       (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.13;

                       (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)), and the date of purchase;

                       (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                       (4) that, unless the Issuers default in depositing cash with the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding anything in this Indenture to the contrary, be the Issuers or any of their Affiliates) in accordance with the last paragraph of this Section 4.13, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                       (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section
         4.13, notwithstanding any other provision of this Indenture, be the Issuers or any of their Affiliates) at the address specified in the notice;

                       (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his elec-



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

            tion to have such principal amount of Securities purchased;

                      (7) that if Securities in a principal amount in excess of
            the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Issuers shall purchase Securities on a pro rata basis with Pari Passu Indebtedness (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                      (8) that Holders whose Securities were purchased only in
            part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                      (9) the circumstances and relevant facts regarding such
            Asset Sales.

                  The Issuers agree that any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that provisions of any securities laws or regulations conflict with the terms hereof, the Trust shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

                  On or before the date of purchase, the Issuers shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. In the event the Issuers shall have deposited cash in excess of the Asset Sale Offer Price for all Securities or portions thereof validly tendered, such excess shall be promptly returned to the Issuers.

                  Section 14  Limitation on Lines of Business.

                  The Issuers and Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Trust, is a Related Business.

                  Section 15  Limitation on Status as Investment Company.

                  None of the Trust, the Guarantors or any of their and its Subsidiaries shall become required to be registered as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

                  Section 16  Future Subsidiary Guarantors.

                  All future Subsidiaries of the Issuers, other than Foreign Subsidiaries, may, and after the Issuers' 9-3/4% Senior Subordinated Notes due 2004 are no longer outstanding shall, jointly and severally guarantee, irrevocably and unconditionally, all principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes on a senior basis, all in accordance with Article XI hereof.

                  Section 17  Payment for Consent.

                  None of the Issuers, the Guarantors or any of their Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or the Guarantees unless such consider-ation is offered to be paid or agreed to be paid to all Holders of the Notes who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                  Section 18  Corporate Opportunities.

                  Larry J. Winget agrees pursuant to the Corporate Opportunity Agreement for the benefit of the Holders of the Notes that if any corporate opportunity, business opportunity, proposed transaction, acquisition, disposition, participation, interest, or other opportunity to acquire an interest in any business or prospect in the same business or in any business reasonably related to the business of the Trust or any of its Subsidiaries or in any machinery or equipment useful in the business of the Trust or any of its Subsidiaries (a "Business Opportunity") comes to his attention or shall be made available to him or any of his Affiliates, a complete and accurate description of such Business Opportunity, including all of the terms and conditions thereof and the identity of all other Persons involved in the Business Opportunity, shall be promptly presented in writing to the Board of Directors of each of the Issuers and the Fairness Committee of each of the Issuers and each Issuer shall be entitled to pursue and take advantage of such Business Opportunity, either directly or through a wholly owned Subsidiary, and Larry J. Winget shall not, nor shall any of his Affiliates (other than the Trust or any wholly owned Subsidiary of the Trust), pursue or take advantage of a Business Opportunity unless majorities of the Board of Directors of each of the Issuers and the Fairness Committee of each of the Issuers (including majorities of each Issuer's disinterested directors, if any, and Independent members of the Fairness Committee) have determined that it is not in the interests of such Issuer to pursue or take advantage of such Business Opportunity.

                  Notwithstanding the foregoing, Business Opportunities (1) relating to the purchase of machinery and equipment or real estate and not constituting a business within the meaning of Section 11.01(d) of Regulation S-X of the Commission or (2) relating to the sale of goods and services by an Affiliate in the ordinary course of business as conducted as of the Issue Date shall not be subject to the Corporate Opportunity Agreement.

                  Section 19  Limitation on Amendments to Agreements.

                  The Trust shall not permit to be amended, modified or changed in any manner the Venture Trust Instrument except that the Trust may make amendments, modifications or changes which individually or in the aggregate are not adverse to the interests of the Holders of the Notes. Without limiting the foregoing, amendments to the Venture Trust Instrument reasonably necessary to conform to the requirements of Section 1361(c)(2) or 1361(d) of the Code, or their successors or supplements, shall not be deemed adverse to the interests of the Holders of the Notes. The Trust will not amend, modify or in any way alter the Corporate Opportunity Agreement in any manner adverse to the Trust or any of its Subsidiaries.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  Section 1   Limitation on Merger, Sale or Consolidation.

                  The Trust will not consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a plan of liquidation, unless (i) either (a) the Trust is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Trust in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Trust immediately prior to such transaction; and

(iv) immediately after giving effect to such transaction on a Pro Forma Basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in
Section 4.10.

                  Notwithstanding anything contained in this Indenture to the contrary, the Trust is permitted to contribute all of the Equity Interests of the Subsidiaries then held by the Trust (other than the Equity Interests of the Subsidiary which is to receive such contribution from the Trust) to Venture Holdings Corporation or other successor to the Trust (a "Trust Contribution"), provided that (A) any successor or surviving corporation is organized and existing under the laws of the United States, any state thereof or the District of Columbia, (B) such contribution or reorganization is not materially adverse to Holders of the Notes; it being understood, however, that such contribution or reorganization shall not be considered materially adverse to Holders of the Notes solely because the successor or surviving corporation is subject to income taxation as a corporate entity, (C) immediately after giving effect to such transaction, no Default or Event of Default exists, (D) the actions comprising such contribution or reorganization (e.g., the contribution of stock of the Subsidiaries, or the issuance of stock of the corporation in exchange for assets of or Equity Interests in the Trust or in exchange for stock of a corporation holding such Equity Interests, or the merger or consolidation of such corporations) will not themselves directly result in material income tax liability to the successor or surviving corporation, (E) the successor or surviving corporation has assumed all obligations of the Trust, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and hereunder and (F) Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such contribution or reorganization and will be subject to federal income tax on the same amounts, in the same manner, and at the same time as would have been the case if such contribution or reorganization had not occurred. If the successor or surviving corporation after a Trust Contribution is not a corporation described in Section 1361(a)(1) of the Code, the Trust's ability to make Trust Tax Distributions must terminate prior to such contribution or reorganization (except with respect to tax distributions in respect of taxable periods ending on or prior to the date such contribution or reorganization is effective for relevant tax purposes), other than tax distributions in respect of Beneficiaries' income tax liability that results from the actions comprising such contribution or reorganization. The Trust shall deliver to the Trustee prior to such contribution or reorganization an officers' certificate covering clauses (A) through (F) and the preceding sentence of this paragraph, stating that such contribution or reorganization and such supplemental indenture comply with the Indenture, and an opinion of counsel covering clauses (A), (D), (E) and
(F) above and the preceding sentence of this paragraph.

                  Neither any Guarantor nor any Issuer (other than the Trust) shall consolidate or merge with or into (whether or not such Guarantor or Issuer is the surviving person) another person (other than an Issuer or Guarantor) unless (i), subject to the provisions of Section 11.4, the person formed by or surviving any such consolidation or merger (if other than such Guarantor or Issuer) assumes all the obligations of such Guarantor or Issuer pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee or assume, on a senior basis, all of such Guarantor's or Issuer's obligations under the Indenture on the terms set forth in the Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing, and, if there is an incurrence of Indebtedness as a result of such transaction, no Default or Event of Default shall have occurred on a Pro Forma Basis.

                  On or prior to the consummation of the proposed transaction, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture executed in connection therewith comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Trust's interest in which constitutes all or substantially all of the properties and assets of the Trust shall be deemed to be the transfer of all or substantially all of the properties and assets of the Trust.

                  Section 2  Successor Corporation Substituted.

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Trust or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Trust is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under the Indenture with the same effect as if such successor corporation had been named therein as an Issuer, and the Trust shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 1  Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                       (1) the failure by the Issuers to pay any installment of interest or Liquidated Damages, if any, on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

                      (2) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise,

                      (3) the failure by any Issuer, Guarantor or Subsidiary to observe or perform any other covenant or agreement contained in the Notes or the Indenture or by Larry J. Winget to observe and perform any covenant or agreement contained in the Corporate Opportunity Agreement and the continuance of such failure for a period of the Trust and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

                      (4) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating any or all of the Issuers or any of their Material Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of any of the Issuers or any of their Material Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for any of the Issuers, any of their Material Subsidiaries, or any substantial part of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                      (5) any of the Issuers or any of their Material Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due;

                       (6) a default in Indebtedness of any Issuer, Guarantor or any of their Subsidiaries with an aggregate principal amount in excess of $5 million which is either a default in payment of principal or as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

                       (7) final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against any Issuer, Guarantor or any of their Subsidiaries and not stayed, bonded or discharged within 60 days, and

                       (8) any Guarantee shall for any reason cease to be, or be asserted in writing by any Material Subsidiary or any Issuer not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture.

                  Section 2 Acceleration of Maturity Date; Rescission and Annulment.

                  If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (4) and (5), above, relating to the Issuers or any Material Subsidiary), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Trust (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and premium, if any, determined as set forth below, and accrued interest and Liquidated Damages, if any thereon to be due and payable immediately. If an Event of Default specified in clauses (4) and
(5) above, relating to the Trust or any Material Subsidiary occurs, all principal and premium, if any, and accrued interest and Liquidated Damages, if any, thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

                  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the principal intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the principal intention of avoiding the prohibition on redemption of the Notes prior to July 1, 2001, then the premium below (expressed as a percentage principal amount) for each of the years beginning on July 1, shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

                  Year                               Percentage
                  ----                               ----------
                  1997                                114.250%
                  1998                                111.875%
                  1999                                109.500%
                  2000                                107.125%

                  At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Issuers and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                      (1) the Issuers have paid or deposited with the Trustee a
                 sum sufficient to pay

                             (A) all overdue interest (and Liquidated Damages, if any) on all Securities,

                             (B)  the principal of (and premium, if any,
                  applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                             (C) to the extent that payment of such interest is lawful, interest upon overdue interest (and Liquidated Damages, if any) at the rate borne by the Securities,

                             (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                       (2) all Events of Default, other than the non-payment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

                  Section 3 Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Issuers covenant that if an Event of Default in payment of principal, premium, or interest (and Liquidated

Damages, if any) specified in Section 6.1(1) or (2) occurs and is continuing, the Issuers shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  Section 4  Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declara-tion or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                                    (i)  to file and prove a claim for the
         whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                                    (ii) to collect and receive any moneys
         or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 5 Trustee May Enforce Claims Without Possession of Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  Section 6  Priorities.

                  Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest (and Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

                  SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest (and Liquidated Damages, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest (and Liquidated Damages, if any), respectively; and

                  THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

                  Section 7  Limitation on Suits.

                  No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                                                   (A)   such Holder has
                 previously given written notice to the Trustee of a continuing Event of Default;

                                                   (B)   the Holders of not
                 less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                                                   (C)   such Holder or Holders
                 have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                                                   (D)   the Trustee for 60
                 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                                                   (E)   no direction
                 inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                 Section 8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

                 Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is abso-lute and unconditional, to receive payment of the principal of, and premium (if any) and interest (and Liquidated Damages, if any) on, such Security on the Maturity Dates or Interest Payment Dates, as applicable, of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the Redemption Date; in the case of a Change of Control, the Change of Control Purchase Price, on the Change of Control Purchase Date; and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date); and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder (except such Holder's right to payment under Article X and Section 4.13 may only be impaired in the event of a waiver pursuant to Article IX by Holders of not less than a majority in aggregate principal amount of Securities outstanding).

                  Section 9  Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 10 Delay or Omission Not Waiver.

                  No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.



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

                  Section 11  Control by Holders.

                  The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                      (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                      (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                      (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Section 12  Waiver of Past Default.

                  Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

                                                     (A)  in the payment of
                  the principal of, premium, if any, or interest (and Liquidated Damages, if any) on, any Security as specified in clauses (1) and (2) of Section 6.1, or

                                                     (B)  in respect of a
                  covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

                  Section 13  Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Issuers, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest (and Liquidated Damages, if any) on, any Security on or after the Maturity Date of such Security.

                  Section 14  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.



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


                                   ARTICLE VII

                                     TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

                  Section 1  Duties of Trustee.

                           (a)  If a Default or an Event of Default has
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                           (b)  Except during the continuance of a Default or
an Event of Default:

                                 (1) The Trustee need perform only those duties
            as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                                 (2) In the absence of bad faith on its part,
            the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                           (c)  The Trustee may not be relieved from liability
for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:



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

                                    (i)   This paragraph does not limit the
      effect of subsection (b) of this Section 7.1.

                                    (ii)  The Trustee shall not be liable
      for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                                    (iii) The Trustee shall not be liable
      with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

                           (d)  No provision of this Indenture shall require
the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                           (e)  Every provision of this Indenture that in any
way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 7.1.

                           (f)  The Trustee shall not be liable for interest
on any assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  Section 2  Rights of Trustee.

                  Subject to Section 7.1:

                           (a)  The Trustee may conclusively rely on any
document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.



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

                           (b)  Before the Trustee acts or refrains from
acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections
12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                           (c)  The Trustee may act through its attorneys and
agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                           (d)  The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                           (e)  The Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (f)  The Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                           (g)  Except with respect to Section 4.1, the
Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.



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

                  Section 3  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, any Guarantor, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  Section 4  Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities (other than the Trustee's certificate of authentication) or for the use or application of any funds received by a Paying Agent other than the Trustee.

                  Section 5  Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest (and Liquidated Damages, if any) on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the Redemption Price on the Redemption Date, and the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

                  Section 6  Reports by Trustee to Holders.

                  If required by law, within 60 days after each January 31 beginning with the January 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such January 31 that complies with TIA ss. 313(a). If required by law, the Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

                  The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuers and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  Section 7  Compensation and Indemnity.

                  The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include, except where such expense arose from negligence, bad faith or willful misconduct of the Trustee and each of its officers, directors, employees, attorneys-in-fact and agents, the reasonable compensation, disbursements, fees and expenses of the Trustee's agents, accountants, experts and counsel.

                  The Issuers shall indemnify the Trustee (in its capacity as Trustee, Registrar and Paying Agent) and each of its officers, directors, employees, attorneys-in-fact and agents for, and hold it harmless against, any claims, loss, damage, demand, fee, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers'



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

expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided, that the Issuers will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers need not pay for any settlement made without their written consent. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest (and Liquidated Damages, if any) on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Issuers' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Issuers' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

                  Section 8  Replacement of Trustee.

                  The Trustee may resign by so notifying the Issuers in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor trustee with the Issuers' consent. The Issuers may remove the Trustee if:

                              (1)  the Trustee fails to comply with Section

      7.10;



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

                             (2) the Trustee is adjudged bankrupt or insolvent;

                             (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                             (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.



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

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  Section 9  Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

                  Section 10  Eligibility; Disqualification.

                  The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1) and TIA ss. 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

                  Section 11  Preferential Collection of Claims against
Issuers.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 1 Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Issuers may, at their option at any time, elect to have
Section 8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.



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

                  Section 2  Legal Defeasance and Discharge.

                  Upon the Issuers' exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuers and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a), (b) and (c) below, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust funds; (b) the Issuers' obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers' obligations in connection therewith; and (d) this
Article VIII. Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.2 notwithstanding the prior exercise of their option under Section 8.3 with respect to the Securities.

                  Section 3  Covenant Defeasance.

                  Upon the Issuers' exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuers shall be released from their obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.18 and 4.19, Article V and Article X with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuers need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(3), 6.1(6), 6.1(7) and 6.1(8) shall not constitute Events of Default.

                  Section 4  Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Securities:

                           (a)  The Issuers shall irrevocably have deposited
or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, and such Holders must have a valid, perfected, exclusive security interest in such trust
(a) cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest (and Liquidated Damages, if any); provided that the Trustee shall have been irrevocably instructed to apply such cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities.

                           (b)  In the case of an election under Section 8.2,
the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

                           (c)  In the case of an election under Section 8.3,
the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                           (d)  No Default or Event of Default with respect
to the Securities shall occur and be continuing on the date of such deposit or, in so far as Section 6.1(4) or 6.1(5) is concerned, at any time in the period ending on the 91st day after the date of such deposit;

                           (e)  Such Legal Defeasance or Covenant Defeasance
shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which either of the Issuers or any of their Subsidiaries is a party or by which either of the Issuers or any of their Subsidiaries is bound;

                           (f)  In the case of an election under either
Section 8.2 or 8.3, the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuers pursuant to its election under Section 8.2 or 8.3 was not made by the Issuers with the intent of preferring the Holders over other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

                           (g)  The Issuers shall have delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that the conditions precedent provided for, in the case of the Officers' Certificate, in subsections (a) through (f) of this Section 8.4 and, in the case of the Opinion of Counsel, subsections (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this
Section 8.4 have been complied with as contemplated by this Section 8.4.

                  Section 5 Deposited Cash and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

                  The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.



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

                  Section 6  Repayment to Issuers.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any cash or U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereto delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  For all purposes of this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest (and Liquidated Damages, if any) has become due and payable shall be paid to the Issuers on their request; and the Holder of such Security shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

                  Section 7  Reinstatement.

                           (a)  If the Trustee or Paying Agent is unable to
apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or



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Paying Agent is permitted to apply such money in accordance with Section 8.2 and
8.3, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash held by the Trustee or Paying Agent.

                           (b)  If the cash or U.S. Government Obligations
are insufficient to pay, in accordance with Section 8.2 or 8.3, as the case may be, the principal of premium, if any, and interest (and Liquidated Damages, if any) on the Notes when due, then the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3; provided, however, the Issuers will have five Business Days after notice of the same from the Trustee to make up such insufficiency before the Indenture will be revived.



                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 1  Supplemental Indentures Without Consent of Holders.

                  Without the consent of any Holder, the Issuers or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                                      (1) to cure any ambiguity, defect, or
      inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;



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                       (2) to add to the covenants of the Issuers for the
      benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers or to make any other change that does not adversely affect the rights of any Holder; provided, that the Issuers have delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                       (3) to provide for Guarantors of the Securities;

                       (4) to evidence the succession of another person to any of the Issuers, and the assumption by any such successor of the obligations of such Issuer, herein and in the Securities in accordance with Article V; or

                       (5) to comply with the TIA.

                  Section 2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                  Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Issuers and the Trustee, the Issuers and any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under the this Indenture or the Securities. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of a majority, in principal amount of then outstanding Securities may waive compliance by the Issuers or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding the foregoing provisions of this Section 9.2, without the consent of each Holder affected thereby, no such amendment, supplemental indenture or waiver shall:



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                      (1) reduce the percentage of principal amount of
      Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                      (2) reduce the rate or extend the time for payment of interest (and Liquidated Damages, if any) on any Security;

                      (3) reduce the principal amount of any Security, or reduce the Change of Control Purchase Price or the Asset Sale Offer Price;

                      (4) change the Stated Maturity of any Security;

                      (5) alter the redemption provisions of Article III in a manner adverse to any Holder;

                      (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities (except to increase any percentage of Securities required to consent to a waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby) or the rights of Holders to recover the principal or premium of, interest (and Liquidated Damages, if any) on, or redemption payment with respect to, any Security;

                      (7) make any changes in Section 6.8, 6.12 or this third sentence of this Section 9.2;

                      (8) make the principal of, or the interest (and Liquidated Damages, if any) on, any Security payable with anything or at anywhere other than as provided for in this Indenture and the Securities as in effect on the date hereof; or

                      (9) make the Securities or Guarantees subordinated in right of payment to any extent or under any circumstances to any other indebtedness.



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                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  After an amendment, supplement or waiver under this Section
9.2 or 9.4 becomes effective, it shall bind each Holder.

                  In connection with any amendment, supplement or waiver under this Article IX, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                  Section 3 Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                  Section 4  Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Issuers or the person designated by the Issuers as the person to whom consents should be sent if such revocation is received by the Issuers or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.



                                      103
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                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Security, (except such Holder's right to payment under Article X and Section
4.13 may only be impaired in the event of a waiver pursuant to Article IX by Holders of not less than a majority in aggregate principal amount of Securities outstanding).

                  Section 5 Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.



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                  Section 6  Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.




                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

                  Section 1 Repurchase of Securities at Option of the Holder upon Change of Control.

                           (a)  In the event that a Change of Control has
occurred, each Holder of Notes will have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Issuers to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 55 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

                           (b)  In the event that, pursuant to this Section
10.1, the Issuers shall be required to commence an offer to purchase Notes (a "Change of Control Offer"), the Issuers shall follow the procedures set forth in this Section 10.1 as follows:

                              (1) the Change of Control Offer shall commence within 20 Business Days following the Change of Control and shall remain open for at least 20



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      Business Days following its commencement (the "Change of Control Period");

                             (2) upon expiration of the Change of Control
      Period, the Issuers shall promptly purchase all of the Securities properly tendered at the Change of Control Purchase Price, plus accrued interest (and Liquidated Damages, if any);

                             (3) if the Change of Control Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest (and Liquidated Damages, if any) will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                             (4) the Issuers shall use their best efforts to provide the Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer; and

                             (5) on or before the commencement of any Change of Control Offer, the Issuers or the Trustee (upon the request and at the expense of the Issuers) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                             (i) that the Change of Control Offer is being made pursuant to this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                             (ii) the Change of Control Purchase Price
                  (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Change of Control Purchase Date;



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                              (iii)  that any Security, or portion thereof, not
                  tendered or accepted for payment will continue to accrue interest;

                              (iv)   that, unless the Issuers default in
                  depositing cash with the Paying Agent in accordance with the last paragraph of this subsection (b), or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                              (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Issuers or any Affiliate of either of the Issuers) at the address specified in the notice prior to the expiration of the Change of Control Offer;

                              (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                              (vii)  a brief description of the events
                  resulting in such Change of Control Triggering Event.

                  Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if



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applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the terms hereof, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations hereunder or the Notes by virtue thereof.

                  On or before the Change of Control Purchase Date, the Issuers will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Issuers. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Issuers to the Holder thereof. The Issuers publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. In the event the Issuers shall have deposited cash in excess of the Change of Control Purchase Price for all Securities or portions thereof validly tendered, such excess shall be promptly returned to the Issuers.


                                   ARTICLE XI

                                   GUARANTEES

                  Section 1  Guarantees.

                           (a)  Upon the acquisition by the Issuers or any
Guarantor of the Capital Stock of any person, if, as a result of such acquisition, such Person becomes a Subsidiary, such Subsidiary (other than Foreign Subsidiaries) may, and after the Company's 9-3/4% Senior Subordinated Notes due 2004 are no longer outstanding, shall irrevocably and unconditionally guarantee,



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jointly and severally, on a senior unsecured basis (the "Guarantee") to each
Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuers under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest (and Liquidated Damages, if any) on the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon an Change of Control Offer, an Asset Sale Offer or otherwise; (x) all other obligations of the Issuers to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

                  Within 10 days of the date of such Acquisition, such Subsidiary, if it becomes a Guarantor, shall execute and deliver to the Trustee a supplemental indenture making such Subsidiary a party to this Indenture.

                           (b)  Each Guarantor shall agree by supplemental
indenture that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers or right to require the prior disposition of the assets of the Issuers to meet its obligations, protest, notice and all demands whatsoever and covenant that the Guarantee will not be



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discharged except by complete performance of the obligations contained in the
Securities and this Indenture.

                           (c)  If any Holder or the Trustee is required by
any court or otherwise to return to either the Issuers or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Issuers or such Guarantor, any amount paid by either the Issuers or such Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor shall agree by supplemental indenture that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor shall agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers of the obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Guarantee.

                           (d)  Each Guarantor shall confirm, and by its
acceptance of a Security issued hereunder each Holder hereby confirms, that it is the intention of all such parties that the guarantee by such Guarantor set forth in Section 11.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders irrevocably agree, and such Guarantor shall agree that the obligations of such Guarantor under its guarantee set forth in Section 11.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the following paragraph of this
Section 11.1(d), result in the obligations of such Guarantor under such guarantee not constituting such a fraudulent transfer or conveyance.



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                  Each Guarantor that makes any payment or distribution under
Section 11.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata amount of such payment or distribution so long as the exercise of such right does not impair the rights of the Holders under the Guarantees. For purposes of the foregoing, the "Pro Rata amount" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

                  Section 2  Execution and Delivery of Guarantee.

                  To evidence its Guarantee set forth in Section 11.1, a notation of such Guarantee substantially in the form annexed hereto as Exhibit B shall be endorsed on each Security authenticated and delivered by the Trustee issued after such Guarantee, and a supplemental indenture to this Indenture shall be executed on behalf of such Guarantor by two Officers or an Officer and a Secretary by manual or facsimile signature.

                  Each Guarantor shall agree that its Guarantee set forth in
Section 11.1 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guarantee.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

                  Section 3  Certain Bankruptcy Events.

                  Each Guarantor shall covenant and agree by supplemental indenture that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuers, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on



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the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

                  Section 4  Release of Guarantors and Certain Issuers.

                  Notwithstanding Article V, upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor or Issuer (other than the Trust) of all or substantially all of its assets to an entity which is not a Guarantor or Issuer or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of Section 4.13), such Guarantor or Issuer will be deemed released from its obligations under its Guarantee of the Notes or the Notes, as the case may be; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor or Issuer under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Trust or any other Subsidiary shall also terminate upon such, sale, disposition or designation.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 1  TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

                  Section 2  Notices.

                  Any notices or other communications to the Issuers, the Guarantors or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:



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                  if to the Issuers or any Guarantor:

                           VENTURE HOLDINGS TRUST
                           33662 James J. Pompo Drive
                           P.O. Box 278
                           Fraser, MI  48026-0278
                           Attention:  James E. Butler
                           Telephone:  (810) 294-1500
                           Telecopy:   (810) 294-1960

                  with a copy to:

                           Paul Lieberman, P.C.
                           1471 S. Woodward, Suite 250
                           Bloomfield Hills, MI  48302
                           Telephone:  (248) 335-4000
                           Telecopy:   (248) 335-4689

                  if to the Trustee:

                           The Huntington National Bank
                           41 South High Street
                           Columbus, OH 43215
                           Attention:  Corporate Trust Administration
                           Telephone:  (614) 480-4897
                           Telecopy:   (614) 480-5223

                  The Issuers, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Issuers, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.



                                      113
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                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                  Section 3  Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

                  Section 4  Certificate and Opinion as to Conditions
Precedent.

                  Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the
Trustee:

                        (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                        (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 5  Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                                          (1)  a statement that the person
            making such certificate or opinion has read such covenant or condition;



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                                          (2) a brief statement as to the
            nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                          (3) a statement that, in the opinion
            of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                          (4) a statement as to whether or
         not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  Section 6  Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  Section 7  Legal Holidays.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  Section 8  Governing Law.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE ISSUERS AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT

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SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY
SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS AND EACH GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

                  Section 9  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers, the Guarantors or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 10 No Recourse Against Others.

                  Neither the trustee, grantor, Beneficiaries or special advisors to the Trust, nor any direct or indirect shareholder, employee, director, officer or agent, (including independent members of the Fairness Committee) of the Issuers and the Subsidiaries shall have any personal liability in respect of the obligations of the Issuers and the Subsidiaries under the Indenture, the Notes or the Guarantees by reason of his, her or its status as such. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  Section 11 Successors.

                  All agreements of the Issuers and the Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 12  Duplicate Originals.

                  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                  Section 13  Severability.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  Section 14  Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                    SIGNATURE


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        VENTURE HOLDINGS TRUST


                                        By:/s/ James E. Butler
                                           -------------------------------------
                                            Name: James E. Butler
                                            Title: Executive Vice President




                                        VEMCO INC.


                                        By: /s/ James E. Butler
                                           -------------------------------------
                                            Name: James E. Butler
                                            Title: Executive Vice President



                                        VEMCO LEASING, INC.


                                        By: /s/ James E. Butler
                                           -------------------------------------
                                            Name: James E. Butler
                                            Title: Executive Vice President


                                        VENTURE INDUSTRIES CORPORATION


                                        By: /s/ James E. Butler
                                           -------------------------------------
                                            Name: James E. Butler
                                            Title: Executive Vice President

                                        VENTURE HOLDINGS CORPORATION


                                        By: /s/ James E. Butler
                                           -------------------------------------
                                            Name: James E. Butler
                                            Title: Executive Vice President



                                        VENTURE LEASING COMPANY


                                        By: /s/ James E. Butler
                                           -------------------------------------
                                            Name: James E. Butler
                                            Title: Executive Vice President



                                        VENTURE MOLD & ENGINEERING
                                        CORPORATION


                                        By: /s/ James E. Butler
                                           -------------------------------------
                                            Name: James E. Butler
                                            Title: Executive Vice President



                                        VENTURE SERVICE COMPANY


                                        By: /s/ James E. Butler
                                           -------------------------------------
                                            Name: James E. Butler
                                            Title: Executive Vice President



                                        THE HUNTINGTON NATIONAL BANK, as
                                        Trustee


                                        By: /s/ Donna L. Shutek
                                           -------------------------------------
                                             Name: Donna L. Shutek
                                             Title: Assistant Vice President

                                   Schedule I

                            RESTRICTIONS ON DIVIDENDS

      1. 9 3/4% Senior Subordinated Note Indenture as in effect on the date of the Indenture to which this Schedule is attached.

      2. Credit Agreement as in effect on the date of the Indenture to which this Schedule is attached.

                                                                      EXHIBIT A



                                 [FORM OF NOTE]

                             VENTURE HOLDINGS TRUST

                               9 1/2% SENIOR NOTES
                                    DUE 2005


                  Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1

                  THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF
--------

1 This paragraph should only be added if the Security is issued in global form.

                  THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR
                  (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE HAVING A MINIMUM OF AT LEAST $100,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN THE CASE OF (d) UPON DELIVERY OF A TRANSFEREE LETTER OF REPRESENTATION AND IN THE CASE OF (b), (c), (d) OR (e) UPON AN OPINION OF COUNSEL IF THE ISSUERS OR TRUSTEE SO REQUESTS),
                  (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                                                CUSIP NO.______

No.                                                                $


                  Venture Holdings Trust, a grantor trust organized under the laws of Michigan (the "Trust"), Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company, each a Michigan Corporation (each an "Issuer" and, together with the Trust, the "Issuers"), for value received, hereby promise, jointly and severally, to pay to _____, or registered assigns, the principal sum of _____ Dollars, on July 1, 2005.

                  Interest Payment Dates:  January 1 and July 1.

                  Record Dates:  December 15 and June 15.

                  Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuers have caused this Instrument to be duly executed under its corporate seal.


                                        VENTURE HOLDINGS TRUST


                                        By:
                                            --------------------------------
                                                 Name:
                                                 Title:


Attest:
        ------------------


                                        VEMCO  NC.


                                        By:
                                            --------------------------------
                                                  Name:
                                                  Title:


Attest:
        ------------------


                                       VEMCO LEASING, INC.


                                       By:
                                            --------------------------------
                                                 Name:
                                                 Title:


Attest:
        ------------------


                                       VENTURE INDUSTRIES CORPORATION


                                       By:
                                            --------------------------------
                                                 Name:
                                                 Title:


Attest:
        ------------------

                                       VENTURE HOLDINGS CORPORATION


                                       By:
                                            --------------------------------
                                                  Name:
                                                  Title:


Attest
        ------------------


                                       VENTURE LEASING COMPANY


                                       By:
                                            --------------------------------
                                                  Name:
                                                  Title:


Attest:
        ------------------


                                       VENTURE MOLD & ENGINEERING
                                       CORPORATION


                                       By:
                                            --------------------------------
                                                 Name:
                                                 Title:


Attest:
        ------------------


                                       VENTURE SERVICE COMPANY


                                       By:
                                            --------------------------------
                                                 Name:
                                                 Title:


Attest:
        ------------------

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


            This is one of the Securities described in the within-mentioned Indenture.



Dated:
                                     -----------------------------------,
                                     As Trustee



                                     By:
                                        ---------------------------------
                                              Authorized Signatory

                             VENTURE HOLDINGS TRUST

                               9 1/2% SENIOR NOTES
                                    DUE 2005


1.  Interest.

            Venture Holdings Trust, a grantor trust organized under the laws of Michigan (the "Trust"), Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company, each a Michigan Corporation (each an "Issuer" and, together with the Trust, the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Security at a rate of 9 1/2% per annum. To the extent it is lawful, the Issuers promise to pay interest on any interest payment due but unpaid on such principal amount at a rate of 9 1/2% per annum compounded semi-annually.

            The Issuers will pay interest semi-annually on January 1 and July 1 of each year (each, an "Interest Payment Date"), commencing January 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities pursuant to the Indenture or, if no interest has been paid, from July 9, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.  Method of Payment.

            The Issuers shall pay interest (and Liquidated Damages, if any) on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuers shall pay principal and interest (and Liquidated Damages, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest (and Liquidated Damages, if any) at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of principal, premium and interest (and Liquidated Damages, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Liquidated Damages, if any) and premium on all Global Securities and all other Securities the Holders of which shall have provided written wire transfer instructions to the Issuers and the Paying Agent.

3.  Paying Agent and Registrar.

            Initially, The Huntington National Bank (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Issuers or any of their respective Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4.  Indenture.

            The Issuers issued the Securities under an Indenture, dated July 1, 1997 (the "Indenture"), between the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior obligations of the Issuers, ranking pari passu in right of payment with all other senior obligations of the Issuers, and are limited in aggregate principal amount to $205,000,000. The Securities are designated "Designated Senior Indebtedness" for all purposes of the indenture governing the Issuers' 9-3/4% Senior Subordinated Notes due 2004.

5.  Redemption.

            Except as provided in this Paragraph 5, the Issuers shall not have the right to redeem any Securities. The Securities are redeemable in whole or from time to time in part at any time on or after July 1, 2001, at the option of the Issuers, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing July 1 of each of the years indicated below, in each case (subject to the right of Holders of record on the Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), plus any accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date.




                  Year                                         Redemption Price
                  ----                                         ----------------

                           2001...............................         104.750%
                           2002...............................         102.375%
                           2003...............................         100.000%

            Until July 1, 2000, upon a Public Equity Offering of Notes, up to 35% of the aggregate principal amount of the Notes may be redeemed at the option of the Issuers within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at 109.5% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of redemption; provided, however, that immediately following each such redemption not less than 65% of the aggregate principal amount of the Notes originally issued are outstanding.

            Any redemption of the Notes shall comply with Article III of the Indenture.

6.  Notice of Redemption.

            Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address as set forth on the registry books of the Registrar. Securities in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

7.  Denominations; Transfer; Exchange.

            The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.  Persons Deemed Owners.

            The registered Holder of a Security may be treated as the owner of it for all purposes.


9.  Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

            If the Issuers at any time deposit into an irrevocable trust with the Trustee Cash or U.S. Government Obligations sufficient to pay the principal of and interest (and Liquidated Damages, if any) on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest (and Liquidated Damages, if any) on the Securities).

11.  Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, comply with the TIA or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Issuers and their respective Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

13.  Change of Control.

            In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Issuers to purchase on the Change of Control Purchase Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a cash price equal to 101% of the principal amount thereof, together with accrued but unpaid interest (and Liquidated Damages, if any) to and including the Change of Control Purchase Date.

14.  Certain Asset Sales.

            The Indenture imposes certain limitations on the ability of the Issuers to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Issuers generally will be required either to reinvest the proceeds of such Asset Sale in its business, use such proceeds to retire debt, or to make an asset sale offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date, as more fully set forth in the Indenture

15.  Successors.

            When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.  Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the

Securities then outstanding may direct the Trustee in its exercise of any trust or power.

17.  Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their respective Affiliates, and may otherwise deal with the Issuers or their Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

            Neither the trustee, grantor, beneficiaries or special advisors to the Trust, nor any direct or indirect shareholder, employee, director, officer or agent (including independent members of the Fairness Committee) of the Issuers and the Subsidiaries shall have any personal liability in respect of the obligations of the Issuers and the Subsidiaries under the Indenture, the Notes or the Guarantees by reason of his, her or its status as such. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Governing Law.

            The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.

                              [FORM OF ASSIGNMENT]


                         I or we assign this Security to


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(Print or type name, address and zip code of assignee)


            Please insert Social Security or other identifying number of assignee _________________

and irrevocably appoint ___________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated: ___________ Signed: ____________________________________________________


             __________________________________________________________________
             (Sign exactly as your name appears on the other side of
                                 this Security)

Signature guarantee: ____________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box:

[ ] Section 4.13

[ ] Article X


            If you want to elect to have only part of this Security purchased by the Issuers pursuant to the Indenture, state the principal amount you want to have purchased:

$__________



Date:  ________________ Signature: __________________________________
         (Sign exactly as your name appears on the other side of this Security)



Signature guarantee: _________________________

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES2

            The following exchanges of a part of this Global Security for Definitive Securities have been made:



                                                                            Principal Amount of       Signature of autho-
                          Amount of decrease in    Amount of increase in    this Global Security      rized signatory of
                          Principal Amount of      Principal Amount of      following such decrease   Trustee or
Date of Exchange          This Global Security     this Global Security     (or increase)             Securities Custodian
--------------------------------------------------------------------------------------------------------------------------


























--------------

2 This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES3


Re:      9 1/2% SENIOR NOTES DUE 2005 OF VENTURE HOLDINGS TRUST


         This Certificate relates to $______ principal amount of Securities held in 4 [ ] book-entry or [ ] definitive form by _______ (the "Transferor").

The Transferor:

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:5


--------

3        The following should be included only for Original
         Notes.

4        Check applicable box.

[ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

[ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).

[ ] Such Security is being transferred in accordance with (i) Rule 144 or Regulation S under the Securities Act, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of $100,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or
(iv) in reliance on another exemption from registration under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture). To effect such transfer, the Registrar or the Issuers may require delivery of an Opinion of Counsel and in case of a transfer pursuant to clause
(iii) above, will require a transferee letter of representation.


                                           ---------------------------
                                           [INSERT NAME OF TRANSFEROR]



                                           By:
                                              ------------------------



Dated:
      ---------------------

                                                                       EXHIBIT B


                                FORM OF GUARANTEE



            For value received, __________________, a _______________
corporation, hereby irrevocably, unconditionally guarantees on a senior basis to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guarantee were issued, of the principal of, premium (if any) and interest (and Liquidated Damages, if any) on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XI of the Indenture. The Guarantee of the Security upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security. The Guarantee is designated "Designated Guarantor Senior Indebtedness" for all purposes of the indenture governing the Issuers' 9-3/4% Senior Subordinated Notes due 2004.




                                             -------------------------------

                                             By:
                                                ----------------------------

                                             Attest:
                                                    ------------------------

                                                                    EXHIBIT C-1


                        [Opinion of Special Tax Counsel]



To the Trustee:


Ladies and Gentlemen:

            We have acted as special tax counsel to Venture Holdings Trust, a grantor trust organized under the laws of Michigan, and its successors (the "Trust"), Vemco, Inc. ("Vemco"), Venture Industries Corporation ("Industries"), Venture Mold & Engineering Corporation ("Venture Mold"), Venture Leasing Company ("Venture Leasing"), Vemco Leasing, Inc. ("Vemco Leasing"), Venture Holdings Corporation ("Venture Holdings") and Venture Service Company ("Venture Service"), each a Michigan corporation (each an "Issuer" and, together with the Trust, the "Issuers"), in connection with the execution of the notes (the "Notes") by the Issuers in an aggregate principal amount of $205,000,000 in favor of various entities (the "Holders") pursuant to an Indenture (the "Indenture"), dated as of July 1, 1997, among the Issuers and The Huntington National Bank, as Trustee. This opinion is delivered pursuant to Section 4.3 of the Indenture.

            We have examined (i) the Venture Trust Agreement (the "Trust Agreement"), dated as of December 28, 1987, between Citizens Commercial & Savings Bank, a Michigan corporation, as Trustee, and Larry J. Winget, as Seller, as amended by First Amendment to Venture Holdings Trust, dated April 5, 1990, as amended by Second Amendment to Venture Holdings Trust, dated October 29, 1993 and as amended and restated in its entirety as of February 16, 1994,
(ii) the Notes, (iii) the Indenture and (iv) such further documents, and made such further investigations as we deem necessary in order to render the opinion set forth below. In addition, we have reviewed the pertinent statutes, regulations, proposed regulations, case law and rulings.



                                      C-1-1

            Based upon the foregoing, we are of the opinion that:

            1. As of the date hereof, the Trust constitutes a trust described in
Section 1361(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") or a corporation described in Section 1361(a)(1) of the Code.

            2. Each of Vemco, Industries, Venture Mold, Venture Leasing, Vemco Leasing and Venture Service are S corporations as defined in Section 1361 of the Code.

            3. The beneficiaries of the Trust, if it constitutes a trust under
Section 1361(c)(2) of the Code, or the shareholders of the Trust, if it constitutes a corporation under Section 1361(a)(1) of the Code, shall be treated as the owners of the entire Trust for Federal income tax purposes and shall be required to include in their taxable income the income, deductions and credits of the Trust.

















                                      C-1-2

                                                                    EXHIBIT C-2


                        [Opinion of Special Tax Counsel]



To the Trustee:

Ladies and Gentlemen:

            We have acted as special tax counsel to Venture Holdings Trust, a grantor trust organized under the laws of Michigan, and its successors (the "Trust"), Vemco, Inc. ("Vemco"), Venture Industries Corporation ("Industries"), Venture Mold & Engineering Corporation ("Venture Mold"), Venture Leasing Company ("Venture Leasing"), Vemco Leasing, Inc. ("Vemco Leasing"), Venture Holdings Corporation ("Venture Holdings") and Venture Service Company ("Venture Service"), each a Michigan corporation (each an "Issuer" and, together with the Trust, the "Issuers"), in connection with the execution of the notes (the "Notes") by the Issuers in an aggregate principal amount of $205,000,000 in favor of various entities (the "Holders") pursuant to an Indenture (the "Indenture"), dated as of July 1, 1997, among the Issuers and The Huntington National Bank, as Trustee. This opinion is delivered pursuant to Section 4.3 of the Indenture.

            We have examined (i) the Venture Trust Agreement (the "Trust Agreement"), dated as of December 28, 1987, between Citizens Commercial & Savings Bank, a Michigan corporation, as Trustee, and Larry J. Winget, as Seller, as amended by First Amendment to Venture Holdings Trust, dated April 5, 1990, as amended by Second Amendment to Venture Holdings Trust, dated October 29, 1993 and as amended and restated in its entirety as of February 16, 1994,
(ii) the Notes, (iii) the Indenture and (iv) such further documents, and made such further investigations as we deem necessary in order to render the opinion set forth below. In addition, we have reviewed the pertinent statutes, regulations, proposed regulations, case law and rulings.







                                      C-2-1

                  Based upon the foregoing, we are of the opinion that:

            1. As of the date hereof, the Trust constitutes a trust described in
Section 1361(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") or a trust described in Section 1361(d) of the Code or a corporation described in Section 1361(a)(1) of the Code.

            2. Each of Vemco, Industries, Venture Mold, Venture Leasing, Vemco Leasing and Venture Service are S corporations as defined in Section 1361 of the Code.

            3. For Federal income tax purposes, the beneficiaries of the Trust, if it constitutes a trust under Section 1361(c)(2) or 1361(d) of the Code, or the shareholders of the Trust, if it constitutes a corporation under Section 1361(a)(1) of the Code, shall be treated as the owners of the entire portion of the Trust which consists of the stock of the S corporations listed in 2. above and shall be required to include in their taxable income the income, deductions and credits of the Trust attributable to such portion.





















                                      C-2-2